UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
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☐    Preliminary Proxy Statement
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☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12
EXPEDIA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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May 1, 2007

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Expedia, Inc., which will be held on Wednesday, June 6, 2007, at 8:00 a.m. local time at 8800 West Sunset Boulevard, West Hollywood, California 90069.

At the Annual Meeting, you will be asked (1) to elect ten directors, (2) to approve the Expedia, Inc. 2005 Stock and Annual Incentive Plan and (3) to ratify the appointment of Ernst & Young LLP as Expedia’s independent registered public accounting firm for 2007. The Board of Directors unanimously recommends a vote FOR each of these proposals.

Your vote is very important.  Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing and mailing the enclosed proxy card or otherwise submitting a proxy, including by telephone or the internet. You may complete, sign, date and return the accompanying proxy card in the enclosed envelope to make certain your shares will be represented at the meeting. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your proxy card. You may also submit a proxy for your shares by telephone or the internet by following the instructions on the enclosed proxy card.

Sincerely,

Dara Khosrowshahi
Chief Executive Officer

3150 139th Avenue S.E.
Bellevue, WA 98005

EXPEDIA, INC.
3150 139th Avenue S.E.
Bellevue, WA 98005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Expedia, Inc., a Delaware corporation, will be held on Wednesday, June 6, 2007, at 8:00 a.m. local time at 8800 West Sunset Boulevard, West Hollywood, California 90069.

Items of business at the Annual Meeting will be:

1. To elect ten members of the Board of Directors, each to hold office for a one-year term ending on the date of the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;

2. To approve the Expedia, Inc. 2005 Stock and Annual Incentive Plan;

3. To ratify the appointment of Ernst & Young LLP as Expedia’s independent registered public accounting firm for 2007; and

4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of Expedia stock at the close of business on April 12, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other stockholder nominee, you must bring a proxy or letter from that broker, trust, bank or other stockholder nominee that confirms you are the beneficial owner of those shares.

By order of the Board of Directors,

Burke F. Norton
Executive Vice President, General Counsel
and Secretary

May 1, 2007

i

ii

PROCEDURAL MATTERS

This Proxy Statement is being furnished to holders of common stock, Class B common stock and Series A preferred stock of Expedia, Inc., a Delaware corporation (“Expedia” or the “Company”), in connection with the solicitation of proxies by Expedia’s Board of Directors for use at its 2007 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”).

Expedia’s principal offices are located at 3150 139th Avenue S.E., Bellevue, Washington 98005. This Proxy Statement and the accompanying proxy card are being first mailed to Expedia stockholders on or about May 11, 2007.

Date, Time and Place of Meeting

The Annual Meeting will be held on Wednesday, June 6, 2007, at 8:00 a.m. local time at 8800 West Sunset Boulevard, West Hollywood, California 90069.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other stockholder nominee, otherwise known as holding in “street name,” you must bring a proxy or letter from that broker, trust, bank or other stockholder nominee that confirms you are the beneficial owner of those shares. Cameras and recording devices will not be permitted at the Annual Meeting.

Record Date and Voting Rights

General.  The Board of Directors established the close of business on April 12, 2007 as the record date for determining the holders of Expedia stock entitled to notice of and to vote at the Annual Meeting. On the record date, 277,225,979 shares of common stock, 25,599,998 shares of Class B common stock and 846 shares of Series A preferred stock were outstanding and entitled to vote at the Annual Meeting. Expedia stockholders are entitled to one vote for each share of common stock, ten votes for each share of Class B common stock and two votes for each share of Series A preferred stock held as of the record date, voting together as a single voting group, in (i) the election of seven of the ten director nominees, (ii) the approval of the Expedia, Inc. 2005 Stock and Annual Incentive Plan, and (iii) the ratification of Expedia’s independent registered public accounting firm. Expedia stockholders are entitled to one vote for each share of common stock held as of the record date in the election of the three director nominees that the holders of Expedia common stock are entitled to elect as a separate class pursuant to the Company’s certificate of incorporation.

As of the record date, Barry Diller, the Chairman and Senior Executive of Expedia, held an irrevocable proxy over all Expedia securities owned by Liberty Media Corporation and its subsidiaries (“Liberty Media”). This irrevocable proxy includes authority to vote on each of the proposals presented for approval at the Annual Meeting. Mr. Diller, through shares that he owns as well as those subject to the Liberty Media proxy, generally controls the vote of approximately 27% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock and, consequently, approximately 58% of the combined voting power of the outstanding Expedia capital stock as of the record date. As a result, regardless of the vote of any other Expedia stockholder, Mr. Diller has control over the vote relating to the election of seven of the ten director nominees, approval of the Expedia, Inc. 2005 Stock and Annual Incentive Plan and the ratification of Expedia’s independent registered public accounting firm.

Voting of Stock Held in 401(k) Plan.  The trustee of Expedia’s 401(k) plan for employees, Fidelity Management Trust Company, will vote Expedia stock credited to employee accounts in accordance with the voting instructions such employees give to it. The trustee will vote the 401(k) plan stock for which it does not receive voting instructions in the same proportion as the shares for which it receives voting instructions.

Quorum; Abstentions; Broker Non-Votes

Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. In the election of seven of the ten director nominees, the approval of the Expedia, Inc. 2005 Stock and Annual Incentive Plan and the ratification of the appointment of Expedia’s independent registered public accounting firm, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. In the election of the three directors whom the holders of Expedia common stock are entitled to elect as a separate class, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of votes of the common stock constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of Expedia stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting.

Solicitation of Proxies

Expedia will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Expedia may solicit proxies from stockholders by telephone, by letter, by facsimile, in person or otherwise. Following the original mailing of the proxies and other soliciting materials, Expedia will request brokers, trusts, banks or other stockholder nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Expedia capital stock and to request authority for the exercise of proxies. In such cases, Expedia, upon the request of the brokers, trusts, banks or other stockholder nominees, will reimburse such holders for their reasonable expenses.

Expedia has retained MacKenzie Partners, Inc. to distribute proxy solicitation materials to brokers, trusts, banks and other stockholder nominees and to assist in the solicitation of proxies from Expedia stockholders. The fee for such firm’s services is estimated not to exceed $15,000 plus reimbursement for reasonable out-of-pocket costs and expenses.

Voting Proxies

The proxy conferred by the proxy card accompanying this Proxy Statement is solicited on behalf of the Board of Directors for use at the Annual Meeting. Stockholders of record may vote their shares in any of four ways:

•	Voting by using the internet or telephone: You may submit your proxy by using the internet. The website for internet proxy voting is on your proxy card. You may also submit your proxy by using the toll-free telephone number provided on your proxy card. Internet and telephone proxy voting are available 24 hours a day.

•	Submitting a proxy card: You may submit your proxy by mail simply by marking, dating, signing and returning the proxy card in the postage-paid envelope provided.

•	Voting by attending the Annual Meeting: You may vote by appearing and voting in person at the Annual Meeting. Votes in person will replace any previous votes you have made by mail, telephone or the internet.

If you submit a proxy by telephone or the internet, you should not return your proxy card by mail.

All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted FOR each of the proposals described in this Proxy Statement.

If your shares are held in “street name,” follow the directions on the voting instructions card you receive from your broker, trust, bank or other stockholder nominee to submit your proxy.

Your vote is important. We encourage you to submit your proxy by using the internet or telephone or by signing and returning the accompanying proxy card, whether or not you plan to attend the Annual Meeting.

Revocation of Proxies

If your shares are held in “street name,” you may revoke the proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other stockholder nominee.

Registered holders who have given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the internet prior to the vote at the Annual Meeting, or (iii) attending the Annual Meeting and giving notice of revocation to the inspector of elections or voting in person. Registered holders may send any written notice or request of a new proxy card to Expedia, Inc., c/o The Bank of New York Shareholder Services, P.O. Box 11258, New York, New York 10286, or follow the instructions provided on your proxy card to submit a new proxy by telephone or the internet. You may also request a new proxy card by calling Expedia’s proxy solicitor, MacKenzie Partners, Inc., at 1-800-322-2885.

Other Business

The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of Annual Meeting of Stockholders. The Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is the intention of the persons designated in the proxy to vote on them according to their best judgment.

In order to vote in person at the Annual Meeting, stockholders of record must attend the meeting and cast their votes in accordance with the voting procedures established for the Annual Meeting. Attendance at the Annual Meeting without voting or revoking a previous proxy in accordance with the voting procedures will not in and of itself revoke a proxy. If your shares are held in “street name,” and you want to attend the Annual Meeting, you must bring to the Annual Meeting a letter from your broker, trust, bank or other stockholder nominee identifying you as the beneficial owner of the shares and authorizing you to vote.

PROPOSAL 1:
ELECTION OF DIRECTORS

Nominees

At the Annual Meeting, a board of ten directors will be elected to hold office until the next annual meeting of stockholders or until their successors shall have been duly elected and qualified. The Company’s certificate of incorporation provides that the holders of the Company’s common stock, acting as a single class, are entitled to elect a number of directors equal to twenty-five percent of the total number of directors, rounded up to the next whole number of directors, currently three directors. The Board of Directors has designated Messrs. Battle, Goldhill and Kern as nominees for the positions on the Board to be elected by the holders of Expedia common stock voting as a separate class. Pursuant to a Governance Agreement among Expedia, Liberty Media and Mr. Diller (the “Governance Agreement”), Liberty Media has the right to nominate up to two individuals for election to the Board and has certain other rights regarding committee participation, so long as certain stock ownership requirements applicable to Liberty Media are satisfied. Liberty Media has designated Dr. Malone and Mr. Fitzgerald as its nominees to the Board. Although management does not anticipate that any of the nominees named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board. Background information about each of the Board’s nominees for election is set forth below.

The name and certain information regarding each nominee, as of March 31, 2007, are set forth below. There are no family relationships among directors or executive officers of Expedia.

Name	Age	Position with Expedia, Inc.

Barry Diller	65	Chairman and Senior Executive
Dara Khosrowshahi	37	Director and Chief Executive Officer
Victor A. Kaufman	63	Director and Vice Chairman
A. George “Skip” Battle	63	Director
Simon J. Breakwell	42	Director
Jonathan L. Dolgen	61	Director
William R. Fitzgerald	49	Director
David Goldhill	46	Director
Peter M. Kern	39	Director
John C. Malone	66	Director

Barry Diller has been the Chairman of the Board and Senior Executive of Expedia since completion of the Company’s spin-off from IAC/InterActiveCorp (“IAC”) on August 9, 2005 (the “Spin-Off”). Mr. Diller has been the Chairman of the Board and Chief Executive Officer of IAC (and its predecessors) since August 1995. He was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. from 1984 to 1992. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller is currently a member of the Boards of Directors of The Washington Post Company and of The Coca-Cola Company. He also serves on the Board of Conservation International and of the Educational Broadcasting Corporation. In addition, Mr. Diller is a member of the Board of Councilors for the University of Southern California’s School of Cinema — Television, the New York University Board of Trustees and the Executive Board for the Medical Sciences of the University of California, Los Angeles.

Dara Khosrowshahi has been a director and the Chief Executive Officer of Expedia since completion of the Spin-Off. Mr. Khosrowshahi served as the Chief Executive Officer of IAC Travel, a division of IAC, from January 2005 to the Spin-Off date. Prior to his tenure as Chief Executive Officer of IAC Travel, Mr. Khosrowshahi served as Executive Vice President and Chief Financial Officer of IAC from January 2002 to January 2005. Mr. Khosrowshahi served as IAC’s Executive Vice President, Operations and Strategic Planning, from July 2000 to January 2002 and as President, USA Networks Interactive, a division of IAC, from 1999 to 2000. Mr. Khosrowshahi joined IAC in 1998 as Vice President of Strategic Planning, and was promoted to Senior Vice President in 1999. Mr. Khosrowshahi worked at Allen & Company LLC from 1991 to 1998, where he served as Vice President from 1995 to 1998.

Victor A. Kaufman has been a director and the Vice Chairman of Expedia since completion of the Spin-Off. Mr. Kaufman has been a director of IAC (and its predecessors) since 1996, and has served as the Vice Chairman of IAC since October 1999. Mr. Kaufman served in the Office of the Chairman in 1997 and as Chief Financial Officer of IAC from 1997 to 1999. Prior to his tenure with IAC, Mr. Kaufman served as the Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. beginning in 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. and served in those capacities from 1983 until 1987, at which time he became President and Chief Executive Officer of Tri-Star’s successor company, Columbia Pictures Entertainment, Inc. He resigned from those positions in 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star.

A. George “Skip” Battle has been a director of Expedia since completion of the Spin-Off. Mr. Battle previously served as the Executive Chairman of Ask Jeeves, Inc. from January 2004 through July 2005, and he served as the Chief Executive Officer of Ask Jeeves from December 2000 until January 2004. Mr. Battle was a business consultant and investor and served as a member of the boards of directors of several technology companies from 1995 to 2000. Prior thereto, Mr. Battle served with Andersen Consulting in various roles, including Worldwide Managing Partner, Market Development, until his retirement from Andersen Consulting in 1995. Mr. Battle is currently Chairman of the Board of Fair Isaac Corporation, a position he has held since 2002. He is also a director of Masters Select Equity Fund, Masters Select International Fund, Masters Select Value Fund and Masters Select Smaller Company Fund (all registered investment companies), Advent Software, Inc., Netflix, Inc. and two non-profit organizations. Mr. Battle also served as a director of PeopleSoft, Inc. in 2004, until its acquisition by Oracle Corp., and of Barra, Inc. Mr. Battle holds a B.A. in economics from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

Simon J. Breakwell has been a director of Expedia since May 2006. Mr. Breakwell served as President of the European Travel division of Expedia, Inc. from 2001 until his resignation in May 2006. Prior to that Mr. Breakwell served as Expedia’s Vice President, International from 2000 to 2001 and Senior Vice President of Sales and Marketing from 1997 to 2000. From 1997 until 1999 Mr. Breakwell served as a group business manager at Microsoft Corporation. Prior to joining Microsoft, Mr. Breakwell worked at British Airways, holding a variety of sales positions from 1987 to 1993, as well as various senior sales management positions from 1993 to 1997. Mr. Breakwell was educated in the United Kingdom and holds a B.A. in politics from Portsmouth Polytechnic and an M.B.A. degree from Lancaster University.

Jonathan L. Dolgen has been a director of Expedia since completion of the Spin-Off. Mr. Dolgen is a private investor and served as a Senior Advisor to Viacom, Inc. (“Old Viacom”) from July 2004 until December 2005 when Old Viacom separated into two new companies, including Viacom, Inc. (“New Viacom”), and since then he has served as a Senior Advisor to New Viacom. Since October 2006, Mr. Dolgen has served as senior consultant for ArtistDirect, Inc. Since September 2004, Mr. Dolgen has been a principal of Wood River Ventures, LLC (“Wood River”), a private start-up entity that seeks investment and other opportunities primarily in the media sector. Since April 2005, Mr. Dolgen through Wood River, has had an arrangement with Madison Dearborn Partners, LLC to seek investment opportunities primarily in the media sector. Mr. Dolgen served as the Chairman and Chief Executive Officer of the Viacom Entertainment Group, a division of Old Viacom, from 1994 to July 2004. Mr. Dolgen began his career in the entertainment industry in 1976, and prior to joining the Viacom Entertainment Group, served in various executive positions at Columbia Pictures Industries, Inc., Twentieth Century Fox and Fox, Inc. and Sony Pictures Entertainment. Mr. Dolgen is also a Director of Charter Communications, Inc. Mr. Dolgen holds a B.S. from Cornell University and a J.D. from New York University.

William R. Fitzgerald has been a director of Expedia since March 2006. He has served as a Senior Vice President of Liberty Media since 2000. In addition, he has served as Chairman of Ascent Media Group, a wholly owned subsidiary of Liberty Media since 2000. Prior to joining Liberty Media, Mr. Fitzgerald served as Executive Vice President and Chief Operating Officer, Operations Administration for AT&T Broadband (formerly known as Tele-Communications, Inc.) (“TCI”) from 1999 to 2000 and was Executive Vice President and Chief Operating Officer of TCI Communications, Inc. from 1998 to 1999. Mr. Fitzgerald also serves on the board of directors of On Command Corporation. Mr. Fitzgerald received his undergraduate degree from Indiana University Kelley School of Business and a master’s degree from the Kellogg School of Business at Northwestern University. Mr. Fitzgerald was nominated as a director by Liberty Media, which currently has the right to nominate two individuals for election to Expedia’s Board of Directors pursuant to the Governance Agreement.

David Goldhill has been a director of Expedia since completion of the Spin-Off and is also a director of eLong, Inc., a majority-owned subsidiary of Expedia. Mr. Goldhill is a Senior Advisor to Liberty Associated Partners, LP, a private equity fund, and Current Communications Group LLC., a provider of broadband over power line technology. From 2000 to 2006 he was the Chairman of Independent Network Television Holdings Ltd., the owner of the TV3 Russia broadcast network, having served as its Chief Executive Officer from 1996 to 2000. Mr. Goldhill was President and Chief Operating Officer of Universal Television, a division of Universal Studios, from 2002 through 2004. Mr. Goldhill was Executive Vice President and Chief Financial Officer of Act III Communications from 1993 to 1998. Mr. Goldhill began his career as an investment banker with Morgan Stanley and Lehman Brothers. Mr. Goldhill holds a B.A. from Harvard University and an M.A. in history from New York University.

Peter M. Kern has been a director of Expedia since completion of the Spin-Off. Mr. Kern is a Managing Director of InterMedia Partners, a private equity firm. Prior to joining InterMedia, Mr. Kern was Senior Managing Director and Principal of Alpine Capital LLC. Mr. Kern joined Alpine when he merged his own firm, Gemini Associates, Inc., with Alpine in 2001. Mr. Kern founded Gemini Associates in 1996 and served as its President from its inception through its acquisition. Prior to founding Gemini Associates, Mr. Kern was at the Home Shopping Network and Whittle Communications. Mr. Kern holds a B.S. from the Wharton School at the University of Pennsylvania.

John C. Malone has been a director of Expedia since completion of the Spin-Off. Dr. Malone has served as the Chairman of the Board of Liberty Media since 1990, and he served as Liberty Media’s Chief Executive Officer from August 2004 through February 2006. Dr. Malone also served as Chairman of the Board of TCI from 1996 to 1999 and as Chief Executive Officer of TCI from 1994 to 1997. Dr. Malone also serves as Chairman of the Board of Directors of Liberty Global, Inc., as Chairman of the Board of Directors and Chief Executive Officer of Discovery Holding Company and as a director of IAC and The Bank of New York. Dr. Malone was nominated as a director by Liberty Media, which currently has the right to nominate two individuals for election to Expedia’s Board of Directors pursuant to the Governance Agreement.

Board Meetings and Committees

Expedia is subject to The Nasdaq Stock Market Marketplace Rules (the “Marketplace Rules”). The Marketplace Rules exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, a group or another company, from certain requirements.

Pursuant to a Stockholders Agreement, dated as of August 9, 2005 by and between Liberty Media and Mr. Diller (the “Stockholders Agreement”), Mr. Diller, through shares owned by him as well as those beneficially owned by Liberty Media as of March 31, 2007, generally controls the vote of approximately 27% of the outstanding common stock and 100% of the outstanding Class B common stock, and consequently, approximately 58% of the combined voting power of the outstanding Expedia capital stock. Mr. Diller, Liberty Media and certain of their affiliates have filed a Statement of Beneficial Ownership on Schedule 13D (and related amendments) with respect to their Expedia holdings and related voting arrangements with the Securities and Exchange Commission (“SEC”). On this basis, Expedia is relying on the exemption for controlled companies from certain Nasdaq requirements, including, among others, the requirement that a majority of the Board be comprised of independent directors, the requirement that the Compensation Committee be comprised solely of independent directors and certain requirements relating to the nomination of directors.

The Board of Directors has determined that each of Messrs. Battle, Dolgen, Goldhill and Kern is an “independent director” as defined by the Marketplace Rules. In making its independence determinations, the Board considered the applicable legal standards and any relevant transactions, relationships or arrangements, including those between directors and Liberty Media.

The Board of Directors met six times and acted by written consent once in 2006. During such period, all of the incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served. Directors are not required to attend annual meetings of Expedia stockholders. Seven members of the Board attended the 2006 Annual Meeting of Stockholders.

The Board of Directors has the following standing committees: the Audit Committee, the Compensation Committee, the Section 16 Committee and the Executive Committee.

Audit Committee.  The Audit Committee currently consists of Messrs. Battle, Goldhill and Kern. Each Audit Committee member satisfies the independence requirements under the current standards imposed by the rules of the SEC and the Marketplace Rules. The Board of Directors has determined that each Audit Committee member is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, pursuant to which the Audit Committee is granted the responsibilities and authority necessary to comply with Rule 10A-3 of the Exchange Act. The full text of the Audit Committee charter is available in the Investor Information section of the Company’s corporate website at www.expediainc.com/ir. The Audit Committee is appointed by the Board to assist the Board with a variety of matters, including monitoring: (i) the integrity of the Company’s financial reporting process, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of the Company’s internal audit function and the independent registered public accounting firm and (iv) the Company’s compliance with legal and regulatory requirements.

Mr. Battle is the Chairman of the Audit Committee. In 2006, the Audit Committee met nine times and acted by written consent once. The formal report of the Audit Committee with respect to the year ended December 31, 2006, is set forth under the heading “Audit Committee Report.”

Compensation Committee.  The Compensation Committee consists of Messrs. Dolgen, Fitzgerald and Kern. With the exception of Mr. Fitzgerald, each member is an “independent director” as defined by the Marketplace Rules. The Compensation Committee is responsible for administering and overseeing matters pertaining to compensation, including salary matters, incentive/bonus plans and stock compensation plans, except that the Section 16 Committee (see below) exercises such powers with respect to matters governed by Rule 16b-3 under the Exchange Act. The Compensation Committee does not act pursuant to a written charter. No member of the Compensation Committee is an employee of Expedia. Mr. Dolgen is the Chairman of the Compensation Committee. In 2006, the Compensation Committee met seven times and acted by written consent once. A description of the Company’s processes and procedures for the consideration and determination of executive compensation is included in the section below titled “Compensation Discussion and Analysis.”

Section 16 Committee.  The Section 16 Committee consists of Messrs. Dolgen and Kern. Each member is an “independent director” as defined by the Marketplace Rules and satisfies the definition of “non-employee director” for purposes of Section 16 of the Exchange Act. The Section 16 Committee is authorized to exercise all powers of the Board of Directors with respect to matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to Expedia’s executive officers. Mr. Dolgen is the Chairman of the Section 16 Committee. The Section 16 Committee met seven times and acted by written consent once in 2006.

Executive Committee.  The Executive Committee consists of Messrs. Diller, Kaufman and Khosrowshahi. The Executive Committee has all the power and authority of the Board of Directors, except those powers specifically reserved to the Board by Delaware law. Mr. Diller is the Chairman of the Executive Committee. In 2006, the Executive Committee met twice and acted by written consent nine times.

Other Committees.  In addition to the foregoing committees, the Board of Directors may from time to time establish other committees of the Board consisting of one or more of its directors.

Director Nominations

Given the ownership structure of the Company and its status as a “controlled company,” the Board of Directors does not have a nominating committee or other committee performing similar functions or any formal policy on director nominations. Pursuant to the Governance Agreement, Liberty Media, an affiliate of Expedia, has the right to nominate two directors for election to the Board so long as certain stock ownership requirements are satisfied. The Board does not have specific requirements for eligibility to serve as a director of Expedia. However, in evaluating candidates, regardless of how recommended, the Board considers whether the professional and personal ethics and values of the candidate are consistent with those of Expedia, whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to Expedia, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of Expedia’s stockholders. Given the controlled status of Expedia, the Board believes the process described above is appropriate. As of January 1, 2006, Dr. Malone and Gregory B. Maffei had been nominated by Liberty Media and appointed by the Board. Mr. Maffei resigned from the Board effective February 27, 2006 and Liberty Media nominated Mr. Fitzgerald, who was appointed to the Board, effective March 7, 2006. Liberty Media has nominated Dr. Malone and Mr. Fitzgerald as nominees for 2007. The other nominees to the Board were recommended by the Chairman, upon consultation with other members of the Board, and then were considered and recommended by the entire Board.

The Board of Directors does not have a formal policy regarding the consideration of director candidates recommended by stockholders. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Expedia, Inc., 3150 139th Avenue S.E., Bellevue, Washington 98005, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history and be accompanied by evidence of the sender’s stock ownership, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Corporate Secretary and, if deemed appropriate, forwarded to the Chairman for further review. If the Chairman believes that the candidate fits the profile of a director nominee as described above, the recommendation will be shared with the entire Board.

Communications With the Board

Stockholders who wish to communicate with the Board of Directors or a particular director may send such communication to Expedia, Inc., 3150 139th Avenue S.E., Bellevue, Washington 98005, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or just certain specified directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified directors, if appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents or that relate to improper or irrelevant topics will generally not be forwarded to the Board or to specified directors.

Compensation of Non-Employee Directors

The Board of Directors sets non-employee director compensation. Expedia employees do not receive compensation for services as directors, and Liberty Media nominees have historically agreed that they would not receive compensation for their Expedia Board service, including for 2006. During 2006, each non-employee director of Expedia was entitled to receive the following compensation:

•	an annual retainer of $30,000, paid in equal quarterly installments;

•	a grant of 7,500 restricted stock units (or such lesser number of restricted stock units with a dollar value of $250,000) upon initial election to office and on the date of each Expedia annual meeting of stockholders at which the director was reelected, such restricted stock units to vest in three equal installments commencing on the first anniversary of the grant date and, in the event of a change in control (as defined in the Expedia, Inc. 2005 Stock and Annual Incentive Plan and described in the section below titled “Potential Payments Upon Termination or Change in Control”), to vest automatically in full;

•	a fee of $1,000 for each Board and each Committee meeting attended;

•	an annual retainer of $10,000 for each member of the Audit Committee (including the Chairman) and $5,000 for each member of the Compensation Committee (including the Chairman); and

•	an additional retainer of $10,000 for each of the Chairman of the Audit Committee and the Chairman of the Compensation Committee.

On March 6, 2007, the Board of Directors approved certain changes to the compensation to be paid to non-employee directors, including eliminating meeting fees. Effective as of January 1, 2007, non-employee directors of Expedia are entitled to receive the following compensation:

•	an annual retainer of $45,000, paid in equal quarterly installments;

•	a grant of restricted stock units with a value of $250,000 (based on the closing price of Expedia’s common stock on The Nasdaq Stock Market on the day prior to the grant), upon such director’s initial election to office and on the date of each Expedia annual meeting of stockholders at which the director is reelected, such restricted stock units to vest as described above;

•	an annual retainer of $20,000 for each member of the Audit Committee (including the Chairman) and $15,000 for each member of the Compensation Committee (including the Chairman); and

•	an additional retainer of $10,000 for each of the Chairman of the Audit Committee and the Chairman of the Compensation Committee.

Non-Employee Director Deferred Compensation Plan

Under Expedia’s Non-Employee Director Deferred Compensation Plan, non-employee directors may defer all or a portion of their annual retainer and all meeting fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied to the purchase of share units, representing the number of shares of Expedia common stock that could have been purchased on the relevant date, or (ii) credited to a cash fund. If any dividends are paid on Expedia common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted-average prime or base lending rate of The Chase Manhattan Bank (or successor thereto). Upon termination of service as a director of the Company, a director will receive (1) with respect to share units, such number of shares of Expedia common stock as the share units represent and (2) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election.

2006 Non-Employee Director Compensation

As employees of the Company, Messrs. Diller, Kaufman and Khosrowshahi did not receive compensation for service as directors. Mr. Maffei, until his resignation from the Board of Directors on February 27, 2006, and Dr. Malone and Mr. Fitzgerald, who were each nominated by Liberty Media, did not receive compensation for their Expedia Board service. The following table shows the 2006 compensation information for the remaining directors of the Company:

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards	Total
Name	($)(1)	($)(2)(3)	($)(4)	($)

A. George “Skip” Battle(5)	$65,000	$82,325	$0	$147,325
Simon J. Breakwell(6)	26,500	22,700	0	49,200
Jonathan L. Dolgen(7)	58,000	82,325	0	140,325
David Goldhill(8)	55,000	82,325	0	137,325
Peter M. Kern(9)	65,000	82,325	0	147,325

(1)	This column reports the amount of cash compensation earned in 2006 for Board and committee service. Members of the Section 16 Committee do not receive additional compensation for service on that committee.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006 for the fair value of restricted stock units granted, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment (“FAS 123R”) and thus includes amounts from awards granted in and prior to 2006. Pursuant to SEC rules, we disregard the estimate of forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the year ended December 31, 2006 included in our annual report on Form 10-K filed on February 28, 2007. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be recognized by the directors.

(3)	Each of Messrs. Battle, Dolgen, Goldhill and Kern had 12,500 restricted stock units outstanding at December 31, 2006. Mr. Breakwell had 118,294 restricted stock units outstanding at December 31, 2006, including 110,794 restricted stock units previously granted for services as an employee and 7,500 restricted stock units granted for services as a director in 2006.

(4)	Expedia has not granted any options for service as a director. The following are the aggregate options held by non-employee directors at December 31, 2006: Mr. Battle held 232,137 options, Mr. Dolgen held 11,261 options and Mr. Breakwell held 33,763 options. In each case, the non-employee director’s outstanding options to purchase Expedia common stock were issued in connection with the conversion of options to purchase IAC common stock at the time of the Spin-Off (“Predecessor Options”). Mr. Battle received his Predecessor Options in connection with IAC’s acquisition of Ask Jeeves, Inc. in July 2005, Mr. Dolgen received his Predecessor Options for his service as a member of the Board of Directors of a former subsidiary of IAC and Mr. Breakwell received his Predecessor Options for his service as an employee.

(5)	Mr. Battle is Chairman of the Audit Committee.

(6)	Prior to his election to the Board of Directors on May 24, 2006, Mr. Breakwell served as President of the European Travel division of the Company and received compensation for his services as an employee. He ceased to be an employee of the Company prior to the time he was elected to the Board of Directors and currently receives compensation from the Company for services as a non-employee director only.

(7)	Mr. Dolgen is Chairman of the Compensation and Section 16 Committees. Mr. Dolgen deferred his director fees for 2006 pursuant to Expedia’s Non-Employee Director Deferred Compensation Plan, which is described above.

(8)	Mr. Goldhill is a member of the Audit Committee.

(9)	Mr. Kern is a member of the Audit, Compensation and Section 16 Committees.

Compensation Committee Interlocks and Insider Participation

The Board of Directors currently has a Compensation Committee, consisting of Messrs. Dolgen, Fitzgerald and Kern, and a Section 16 Committee, consisting of Messrs. Dolgen and Kern. None of Messrs. Dolgen, Fitzgerald or Kern was an executive officer of an entity for which an executive officer of Expedia served as a member of the compensation committee or as a director during the one-year period ended December 31, 2006.

Required Vote

At the Annual Meeting, stockholders will be asked to elect ten members of the Board of Directors, each to hold office for a one-year term ending on the date of the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified.

Election of each of Barry Diller, Dara Khosrowshahi, Victor A. Kaufman, Simon J. Breakwell, Jonathan L. Dolgen, William R. Fitzgerald and John C. Malone as Expedia directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia capital stock, present in person or represented by proxy, voting together as a single class.

Election of each of A. George “Skip” Battle, David Goldhill and Peter M. Kern as Expedia common stock directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Expedia common stock, present in person or represented by proxy, voting together as a separate class.

For the election of the directors, abstentions and broker non-votes will have no effect because approval by a certain percentage of voting stock present or outstanding is not required.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

PROPOSAL 2:
APPROVAL OF THE EXPEDIA, INC. 2005 STOCK AND ANNUAL INCENTIVE PLAN

Introduction

The Expedia, Inc. 2005 Stock and Annual Incentive Plan (the “2005 Incentive Plan”) was adopted by the Board of Directors and approved by Expedia’s then sole shareholder, IAC, on August 8, 2005, prior to the Spin-Off.

Pursuant to Section 162(m) of the Internal Revenue Code, in order for Expedia to be able to deduct compensation in excess of $1 million paid in any year to our Chief Executive Officer and the other four most highly compensated executive officers (within the meaning of Section 162(m)), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals for the compensation be approved by our public stockholders by a date that is no later than the date of the Annual Meeting. To preserve the tax status of performance-based compensation under the 2005 Incentive Plan, and thereby to allow the Company to continue to fully deduct the compensation expense related to such compensation, we are now asking the stockholders to approve the material terms of the performance goals in the 2005 Incentive Plan. We are not amending or altering the 2005 Incentive Plan.

The material terms of the performance goals for awards that may be granted under the 2005 Incentive Plan are described below. This summary is qualified in its entirety by reference to the full text of the 2005 Incentive Plan, a copy of which is attached as Appendix A to this proxy statement and incorporated into this proxy statement by reference. Please refer to Appendix A for more information.

Summary of Terms

Purpose

The purpose of the 2005 Incentive Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide the Company and its subsidiaries and affiliates with a stock and incentive plan granting awards to provide incentives directly linked to stockholder value.

Administration

The 2005 Incentive Plan is administered by the Compensation Committee or the Section 16 Committee or such other committees of the Board of Directors as the Board may from time to time designate (the “Committee”). Among other things, the Committee has the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of Expedia common stock to be covered by each award, and to determine the terms and conditions of any such awards.

Eligibility

Awards may be granted under the 2005 Incentive Plan to officers, employees, directors and consultants of Expedia and Expedia’s subsidiaries and affiliates, and to assume and govern other awards pursuant to the adjustment of awards granted under certain IAC incentive plans. As of March 31, 2007, approximately 5,000 individuals were eligible to participate in the 2005 Incentive Plan.

Shares Subject to the Plan

The 2005 Incentive Plan authorizes the issuance of up to 12,000,000 shares of Expedia common stock pursuant to new awards under the plan, plus up to 50,002,461 shares pursuant to the assumption of adjusted awards outstanding following the Spin-Off. No single participant may be granted awards covering in excess of 8,000,000 shares of Expedia common stock over the life of the 2005 Incentive Plan, except that this limitation does not apply to adjusted awards.

The shares of Expedia common stock subject to grant under the 2005 Incentive Plan are to be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the Board of Directors. Other than adjusted awards, to the extent that any award is forfeited, or any option or stock appreciation right terminates, expires or lapses without being exercised, or any award is settled for cash, the shares of Expedia common stock subject to such awards not delivered as a result thereof will again be available for awards under the 2005 Incentive Plan. If the exercise price of any option and/or the tax withholding obligations relating to any award are satisfied by delivering shares of Expedia common stock (by either actual delivery or by attestation), only the number of shares of Expedia common stock issued net of the shares of Expedia common stock delivered or attested to will be deemed delivered for purposes of the limits in the plan. To the extent any shares of Expedia common stock subject to an award are withheld to satisfy the exercise price (in the case of an option) and/or the tax withholding obligations relating to such award, such shares of Expedia common stock are not generally be deemed to have been delivered for purposes of the limits set forth in the plan.

In the case of certain events affecting the capital structure of the Company, including stock dividends and stock splits, and certain extraordinary corporate transactions, the Committee or the Board of Directors can make such substitutions or adjustments as it deems appropriate and equitable to (1) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the plan, (2) the various maximum limitations set forth in the plan, (3) the number and kind of shares or other securities subject to outstanding awards, and (4) the exercise price of outstanding options and stock appreciation rights.

As indicated above, several types of stock grants can be made under the 2005 Incentive Plan. A summary of these grants is set forth below. In addition, Expedia options and Expedia restricted stock units that converted from IAC options and IAC restricted stock units in connection with the Spin-Off are governed by the 2005 Incentive Plan to the extent that the terms and conditions in the 2005 Incentive Plan are not inconsistent with the terms and conditions that were applicable to such awards immediately prior to the Spin-Off.

Stock Options and Stock Appreciation Rights

Stock options granted under the 2005 Incentive Plan can either be incentive stock options or nonqualified stock options. Stock appreciation rights granted under the 2005 Incentive Plan can be granted either alone or in tandem with a stock option. The exercise price of options and stock appreciation rights cannot be less than 100% of the fair market value of the stock underlying the options or stock appreciation rights on the date of grant. Stock options and stock appreciation rights cannot be repriced without stockholder approval. Optionees may pay the exercise price in cash or, if approved by the Committee, in Expedia common stock (valued at its fair market value on the date of exercise) or a combination thereof, or by “cashless exercise” through a broker or by withholding shares otherwise receivable on exercise. The term of options and stock appreciation rights are as determined by the Committee, but an Incentive Stock Option (“ISO”) may not have a term longer than ten years from the date of grant. The Committee determines the vesting and exercise schedule of options and stock appreciation rights, which the Committee may waive or accelerate at any time, and the extent to which they will be exercisable after the award holder’s employment terminates. Generally, unvested options and stock appreciation rights terminate upon the termination of employment, and vested options and stock appreciation rights will remain exercisable for one year after the award holder’s death, disability or retirement, and 90 days after the award holder’s termination for any other reason. Vested options and stock appreciation rights also terminate upon the optionee’s termination for cause (as defined in the 2005 Incentive Plan and described under Potential Payments Upon Termination or Change in Control). Stock options and stock appreciation rights are transferable only by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order or in the case of nonqualified stock options or stock appreciation rights, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise.

Restricted Stock

Restricted stock may be granted with such restriction periods as the Committee may designate. The Committee may provide at the time of grant that the vesting of restricted stock will be contingent upon the achievement of applicable performance goals and/or continued service. In the case of performance-based awards that are intended to qualify under Section 162(m), such goals will be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations; net profit after tax; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes and amortization; gross profit; cash generation; unit volume; market share; sales; asset quality; earnings per share; operating income; revenues; return on assets; return on operating assets; return on equity; profits; total shareholder return (measured in terms of stock price appreciation and/or dividend growth); cost saving levels; marketing-spending efficiency; core non-interest income; change in working capital; return on capital; and/or stock price, with respect to Expedia or any subsidiary, division or department of Expedia. Such performance goals also may be based upon the attaining of specified levels of Expedia, subsidiary, affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries. Performance goals based on the foregoing factors are hereinafter referred to as “Performance Goals.” The terms and conditions of restricted stock awards (including any applicable Performance Goals) need not be the same with respect to each participant. During the restriction period, the Committee may require that the stock certificates evidencing restricted shares be held by Expedia. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, and it is forfeited upon termination of employment, unless otherwise provided by the Committee. Other than such restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a stockholder with respect to the restricted stock award.

Restricted Stock Units

The Committee may grant restricted stock units payable in cash or shares of Expedia common stock, conditioned upon continued service and/or the attainment of Performance Goals determined by the Committee. The terms and conditions of restricted stock unit awards (including any applicable Performance Goals) need not be the same with respect to each participant.

Other Stock-Based Awards

Other awards of Expedia common stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon, Expedia common stock, including (without limitation), unrestricted stock, dividend equivalents and convertible debentures, may be granted under the 2005 Incentive Plan.

Bonus Awards

Bonus awards granted to eligible employees of Expedia and its subsidiaries and affiliates under the 2005 Incentive Plan shall be based upon the attainment of the Performance Goals established by the Committee for the plan year or such shorter performance period as may be established by the Committee. Bonus amounts earned by any individual shall be limited to $10 million for any plan year, pro rated (if so determined by the Committee) for any shorter performance period. Bonus amounts will be paid in cash or, in the discretion of the Committee, in Expedia common stock, as soon as practicable following the end of the plan year. The Committee may reduce or eliminate a participant’s bonus award in any year notwithstanding the achievement of Performance Goals.

Change in Control

Unless otherwise provided by the Committee in an award agreement (and with respect to adjusted awards only if provided in an applicable award agreement or in the IAC plan under which the award was granted), in the event of a change in control of Expedia, in the case of officers of Expedia, Inc., the Delaware corporation

(and not its subsidiaries), who are Senior Vice Presidents and above as of the time of the change in control and, in the case of other employees of Expedia if provided by the Committee in an award agreement

•	any stock options and stock appreciation rights outstanding that are not then exercisable and vested will become fully exercisable and vested,

•	the restrictions and deferral limitations applicable to restricted stock will lapse and such restricted stock will become free of all restrictions and fully vested and transferable, and

•	all restricted stock units will be considered to be earned and payable in full, any deferral or other restrictions will lapse and such restricted stock units will be settled in cash or shares of Expedia common stock as promptly as practicable.

In addition, in the event that, during the two-year period following a change in control, a participant’s employment is terminated by Expedia other than for cause or disability or a participant resigns for good reason,

•	any stock appreciation rights and stock options outstanding as of the date of termination of employment that were outstanding as of the date of the change in control, will become fully exercisable and vested and will remain exercisable for the greater of (a) the period that they would remain exercisable absent the change in control provision and (b) the lesser of the original term or one year following such termination of employment,

•	the restrictions and deferral limitations applicable to restricted stock will lapse and such restricted stock will become free of all restrictions and fully vested and transferable, and

•	all restricted stock units will be considered to be earned and payable in full, any deferral or other restrictions will lapse and such restricted stock units will be settled in cash or shares of Expedia common stock as promptly as practicable.

Unless otherwise provided in an award agreement, the terms “change in control,” “cause” and “good reason” are as defined in the 2005 Incentive Plan and described in the section entitled “Potential Payments Upon Termination or Change in Control.”

Amendment and Discontinuance

The 2005 Incentive Plan may be amended, altered or discontinued by the Board of Directors, but no amendment, alteration or discontinuance may impair the rights of an optionee under an option or a recipient of a stock appreciation right, restricted stock award, restricted stock unit award or bonus award previously granted without the optionee’s or recipient’s consent. Amendments to the 2005 Incentive Plan will require stockholder approval to the extent such approval is required by law or agreement. The 2005 Incentive Plan will terminate on August 8, 2015.

Other Information

A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the 2005 Incentive Plan are discretionary. The closing price of Expedia common stock, as reported on The Nasdaq Stock Market on last business day of the quarter ended March 31, 2007 (i.e., March 30, 2007) was $23.18 per share.

U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to the Company and to recipients of stock options and stock appreciation rights under the 2005 Incentive Plan. The summary is based on the Internal Revenue Code (the “Code”) and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the 2005 Incentive Plan. The laws governing the tax aspects of these awards are highly technical and such laws are subject to change. Different tax rules may apply to specific participants and transactions under the Plan, particularly in jurisdictions outside the United States.

Nonqualified Stock Options and Stock Appreciation Rights

The recipient will not have any income at the time a nonqualified stock option or stock appreciation right (an “SAR”) is granted nor will the Company be entitled to a deduction at that time. When a nonqualified option is exercised, the optionee generally will recognize ordinary income (whether the option price is paid in cash or by delivery or surrender of shares of common stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option exercise price. When an SAR is exercised, the holder will recognize ordinary income equal to the sum of (a) the gross cash proceeds payable and (b) the fair market value on the exercise date of any shares received. The Company will be entitled to a corresponding deduction with respect to a nonqualified stock option or SAR equal to the ordinary income recognized by the optionee or holder of the SAR, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Code.

Incentive Stock Options

A recipient will not have any income at the time an incentive stock option (an “ISO”) is granted or have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option exercise price will be a preference item that could create an alternative minimum tax liability for the optionee. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of the ISO with which to pay such tax. If the optionee disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the optionee (i.e., the excess of the proceeds received over the option exercise price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. Conversely, if the optionee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option exercise price and (ii) the excess of the amount received for the shares over the option exercise price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. However, if the optionee recognizes ordinary income as a result of a disqualifying disposition, the Company will be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the optionee, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Code.

Section 162(m) Awards and Other Awards

As discussed above, the 2005 Incentive Plan allows the Committee to make awards that would be performance-based for purposes of exemption from the limitations of Section 162(m). Nothing precludes the Committee from making any payments or granting any awards that do not qualify for tax deductibility under Section 162(m).

Required Vote

At the Annual Meeting, stockholders will be asked to approve the 2005 Incentive Plan. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia capital stock, present in person or represented by proxy, voting together as a single class.

Abstentions and broker non-votes will be counted toward the tabulation of votes cast on the approval of the 2005 Incentive Plan proposal and will have the same effect as votes against that proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2005 INCENTIVE PLAN.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP was Expedia’s independent registered public accounting firm for the year ended December 31, 2006. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as Expedia’s independent registered public accounting firm for the year ending December 31, 2007.

Selection of Expedia’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board is submitting this matter to stockholders as a matter of good corporate practice. If the stockholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another firm without resubmitting the matter to Expedia stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Expedia and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

Required Vote

At the Annual Meeting, stockholders will be asked to ratify the appointment of Ernst & Young LLP as Expedia’s independent registered public accounting firm for 2007. This proposal requires the affirmative vote of a majority of the voting power of the shares of Expedia capital stock, present in person or represented by proxy, voting together as a single class.

Abstentions will be counted toward the tabulations of votes cast on the ratification of the independent registered public accounting firm proposal and will have the same effect as votes against the proposal. Brokers have discretion to vote on the ratification of the independent registered public accounting firm proposal and therefore, there will be no broker non-votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS EXPEDIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal control over financial reporting. The Company’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of the Company’s financial statements to generally accepted accounting principles and applicable rules and regulations, management’s assessment of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements, together with the results of management’s assessment of the Company’s internal control over financial reporting, with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent registered public accounting firm its independence from the Company and the Company’s management. Finally, the Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with its independence.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Members of the Audit Committee:

A. George “Skip” Battle (Chairman)
David Goldhill
Peter M. Kern

Fees Paid to our Independent Registered Public Accounting Firm

The following table sets forth fees for professional services rendered by Ernst & Young LLP for 2005 and 2006. Fees billed by Ernst & Young LLP to IAC for periods prior to the Spin-Off on August 9, 2005 are not included below.

	2006	2005

Audit Fees(1)	$7,288,000	$4,821,000
Audit-Related Fees(2)	741,000	296,000

Total Audit and Audit-Related Fees	8,029,000	5,117,000
Tax Fees	0	0
Other Fees(3)	4,000	10,000

Total Fees	$8,033,000	$5,127,000

(1)	Audit Fees include fees and expenses associated with the annual audit of the Company’s consolidated financial statements, statutory audits, reviews of Expedia’s periodic reports, accounting consultations, reviews of SEC registration statements and consents and other services related to SEC matters. The increase in 2006 primarily represents fees related to the Company’s first year of required compliance with Section 404 of the Sarbanes-Oxley Act of 2002, three quarterly reviews in 2006 versus one in 2005 due to the timing of the Spin-Off and fees related to the offering of $500 million of 7.456% Senior Notes due 2018 and related SEC filings.

(2)	Audit-Related Fees and expenses include fees for due diligence in connection with acquisitions and benefit plan audits. The year-over-year increase primarily relates to fees in connection with due diligence projects and costs related to the audits of certain benefit plans.

(3)	Other Fees include fees for access to Ernst & Young LLP’s online research tools.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has considered the non-audit services provided by Ernst & Young LLP as described above and believes that they are compatible with maintaining Ernst & Young LLP’s independence as the Company’s independent registered public accounting firm.

The Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from the Company and its management. Unless a type of service to be provided by the Company’s independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment of any proposed services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.

Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and has currently delegated this authority to its Chairman, subject to a limit of $500,000 per approval. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as of March 31, 2007 relating to the beneficial ownership of Expedia’s capital stock by (1) each person or entity known to Expedia to own beneficially more than 5% of the outstanding shares of Expedia’s common stock and Class B common stock, (2) each director and director nominee of Expedia, (3) Expedia’s Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer and the other current executive officers included in the 2006 Summary Compensation Table (collectively, “Named Executive Officers”), and (4) all Named Executive Officers, other executive officers and directors of Expedia, as a group.

Unless otherwise indicated, beneficial owners listed in the table may be contacted at Expedia’s corporate headquarters at 3150 139th Avenue S.E., Bellevue, Washington 98005.

For each listed person, entity or group, the number of shares of Expedia common stock and Class B common stock and the percentage of each such class listed assume the conversion or exercise of certain Expedia equity securities, as described below, owned by such person, entity or group, but do not assume the conversion or exercise of any equity securities owned by any other person, entity or group. Shares of Expedia Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Expedia common stock. For each listed person, entity or group, the number of shares of Expedia common stock and Class B common stock and the percentage of each such class listed include shares of Expedia common stock and Class B common stock that may be acquired by such person, entity or group on the conversion or exercise of equity securities, such as stock options and warrants, that can be converted or exercised, and restricted stock units that have or will have vested, within 60 days of March 31, 2007.

The percentage of votes for all classes of Expedia’s capital stock is based on one vote for each share of common stock, ten votes for each share of Class B common stock and two votes for each share of Series A preferred stock.

								Percent
	Common Stock				Class B Common Stock			of Votes
Beneficial Owner	Shares		%		Shares		%	(All Classes)

Liberty Media Corporation	69,219,787	(1)	22.87%		25,599,998	(2)	100%	56.21%
12300 Liberty Boulevard Englewood, CO 80112
Legg Mason Capital Management, Inc., LMM LCC and Legg Mason Value Trust, Inc	68,240,412	(3)	24.63%		0		0	12.80%
100 Light Street Baltimore, MD 21202
UBS AG	32,721,448	(4)	11.81%		0		0	6.14%
Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland
Capital Research and Management Company	21,714,780	(5)	7.84%		0		0	4.07%
333 South Hope Street Los Angeles, CA 90071
Franklin Resources, Inc	16,920,910	(6)	6.11%		0		0	3.17%
One Franklin Parkway San Mateo, CA 94403-1906
Barry Diller	84,345,775	(7)	27.02%		25,599,998	(8)	100%	58.02%
Victor A. Kaufman	842,232	(9)		*	0		0	*
Dara Khosrowshahi	693,756	(10)		*	0		0	*
A. George “Skip” Battle	252,203	(11)		*	0		0	*
Simon J. Breakwell	74,330	(12)		*	0		0	*
Jonathan L. Dolgen	16,728	(13)		*	0		0	*

							Percent
	Common Stock				Class B Common Stock		of Votes
Beneficial Owner	Shares		%		Shares	%	(All Classes)

William R. Fitzgerald	0	(14)		0	0	0	0
David Goldhill	5,000	(15)		*	0	0	*
Peter M. Kern	5,000	(15)		*	0	0	*
John C. Malone	0	(14)		0	0	0	0
Michael B. Adler	28,604	(16)		*	0	0	*
Kathleen K. Dellplain	125,639	(17)		*	0	0	*
Mark Gunning	0			0	0	0	0
Paul Onnen	10,971	(18)		*	0	0	*
All executive officers and directors as a group (16) persons	86,386,270	(19)	27.52%		25,599,998	100%	58.20%

*	The percentage of shares beneficially owned does not exceed 1% of the class.

(1)	Based on information filed on Schedule 13D, as amended, with the SEC on December 13, 2005 by Liberty Media, Mr. Diller and the BDTV Entities. Consists of (i) 43,619,789 shares of common stock held by Liberty Media, (ii) 1,176,594 shares of Class B common stock held by Liberty Media, and (iii) 24,423,404 shares of Class B common stock held by the BDTV Entities. The “BDTV Entities” consist of BDTV Inc., BDTV II Inc., BDTV III Inc. and BDTV IV Inc. Pursuant to the Stockholders Agreement described above in the section titled “Board Meetings and Committees,” Mr. Diller generally has the right to vote all of the shares of common stock and Class B common stock held by Liberty Media and the BDTV Entities.

(2)	Consists of 1,176,594 shares of Class B common stock held by Liberty Media and 24,423,404 shares of Class B common stock held by the BDTV Entities. Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all of the shares of common stock and Class B common stock held by Liberty Media and the BDTV Entities.

(3)	Based on information filed on a Schedule 13G, as amended, with the SEC on February 15, 2007 by Legg Mason Capital Management, Inc. (“Capital Management”), LMM LLC (“LMM”) and Legg Mason Value Trust, Inc. (“Value Trust”). Capital Management has shared voting and shared dispositive power over 61,240,412 shares of common stock. LMM has shared voting and shared dispositive power over 7,000,000 shares of common stock. Value Trust has shared voting and shared dispositive power over 19,210,300 shares of common stock. Value Trust is an investment company managed by Capital Management.

(4)	Based on information filed on a Schedule 13G, as amended, with the SEC on April 11, 2006 by UBS AG (for the benefit and on behalf of the Traditional Investments division of the UBS Global Asset Management business group of UBS AG). UBS AG has sole voting power over 18,540,467 shares of common stock and shared dispositive power over 32,721,448 shares of common stock. UBS AG disclaims beneficial ownership of these shares.

(5)	Based on information filed on a Schedule 13G, as amended, with the SEC on February 12, 2007 by Capital Research and Management Company (“Capital Research”). Capital Research acts as an investment advisor to various investment companies. Capital Research has sole voting power over 9,339,780 shares of common stock and sole dispositive power over 21,714,780 shares of common stock. Capital Research disclaims beneficial ownership of the 21,714,780 shares over which it has sole dispositive power.

(6)	Based on information filed on a Schedule 13G with the SEC on February 5, 2007 by Franklin Resources, Inc. (“FRI”), Charles B. Johnson and Rupert H. Johnson, Jr. The shares of common stock are beneficially owned by one or more open- and closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI as described below. Charles B. Johnson and Rupert H. Johnson each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI, Charles B. Johnson and Rupert

H. Johnson have no sole or shared voting power and no sole or shared dispositive power over any shares. Templeton Global Advisors Limited has sole voting power over 14,627,120 shares of common stock and sole dispositive power over 14,767,120 shares of common stock. Templeton Investment Counsel, LLC has sole voting and sole dispositive power over 903,060 shares of common stock. Franklin Templeton Investments Corp. has sole voting power over 871,070 shares of common stock, sole dispositive power over 859,210 shares of common stock and shared dispositive power over 11,860 shares of common stock. Franklin Investment Advisory Services, LLC has sole voting and sole dispositive power over 300,100 shares of common stock. Franklin Templeton Investment Management Limited has sole voting and sole investment power over 79,060 shares of common stock. Fiduciary Trust Company International has sole voting and sole dispositive power over 500 shares of common stock. Each of the entities listed in this footnote disclaims beneficial ownership of the shares of common stock.

(7)	Based on information filed on a Schedule 13D, as amended, with the SEC on December 13, 2005 by Liberty Media, Mr. Diller and the BDTV Entities. Consists of (i) 5,441,618 shares of common stock owned by Mr. Diller, (ii) options to purchase 9,500,000 shares of common stock held by Mr. Diller that are exercisable within 60 days of March 31, 2007, (iii) 184,370 shares of common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, (iv) 24,423,404 shares of Class B common stock held by the BDTV Entities (see footnote 1 above), (v) 43,619,789 shares of common stock held by Liberty Media (see footnote 1 above), and (vi) 1,176,594 shares of Class B common stock held by Liberty Media (see footnote 1 above). Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all of the shares of common stock and Class B common stock held by Liberty Media and the BDTV Entities. Excludes shares of common stock and options to purchase shares of common stock held by Mr. Diller’s spouse, as to which Mr. Diller disclaims beneficial ownership.

(8)	Consists of 1,176,594 shares of Class B common stock held by Liberty Media and 24,423,404 shares of Class B common stock held by the BDTV Entities. Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all of the shares of Class B common stock held by Liberty Media and the BDTV Entities.

(9)	Consists of 8,482 shares of common stock and the following securities that vest or are exercisable within 60 days of March 31, 2007: (i) options to purchase 831,250 shares of common stock and (ii) 2,500 restricted stock units.

(10)	Consists of (i) 145,560 shares of common stock and (ii) options to purchase 548,196 shares of common stock that are exercisable within 60 days of March 31, 2007.

(11)	Consists of (i) 2,500 shares of common stock held by Mr. Battle, (ii) options to purchase 232,137 shares of common stock that are exercisable within 60 days of March 31, 2007, (iii) 2,500 restricted stock units that vest within 60 days of March 31, 2007, (iv) 9,999 shares of common stock held by the Battle Family Foundation, as to which Mr. Battle disclaims beneficial ownership, and (v) 5,067 shares of common stock held by Mr. Battle’s wife as custodian under CAUTMA for Catherine McNelley, as to which Mr. Battle disclaims beneficial ownership.

(12)	Consists of 20,899 shares of common stock and the following securities that vest or are exercisable within 60 days of March 31, 2007: (i) options to purchase 33,763 shares of common stock, (ii) warrants to purchase 17,168 shares of common stock, and (iii) 2,500 restricted stock units.

(13)	Consists of (i) 2,500 shares of common stock, (ii) options to purchase 11,261 shares of common stock that are exercisable within 60 days of March 31, 2007, and (iii) 2,500 restricted stock units that vest within 60 days of March 31, 2007, and (iv) 467 shares of common stock held indirectly by a charitable trust, of which Mr. Dolgen is a trustee and as to which Mr. Dolgen disclaims beneficial ownership.

(14)	Excludes shares of common stock and Class B common stock owned by Liberty Media, as to which Mr. Fitzgerald and Dr. Malone disclaim beneficial ownership.

(15)	Consists of 2,500 shares of common stock and 2,500 restricted stock units that vest within 60 days of March 31, 2007.

(16)	Consists of 1,034 shares of common stock and 27,570 restricted stock units that vest within 60 days of March 31, 2007.

(17)	Consists of 18,739 shares of common stock and the following securities that are exercisable within 60 days of March 31, 2007: (i) options to purchase 100,339 shares of common stock, and (ii) a warrant to purchase 6,561 shares of common stock.

(18)	Consists of (i) 5,902 shares of common stock and (ii) 5,069 restricted stock units that vest within 60 days of March 31, 2007.

(19)	Consists of 49,457,958 shares of common stock, 25,599,998 shares of Class B common stock and the following securities that vest or are exercisable within 60 days of March 31, 2007: (i) options to purchase 11,256,946 shares of common stock, (ii) warrants to purchase 23,729 shares of common stock, and (iii) 47,639 restricted stock units.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, Expedia officers and directors and persons who beneficially own more than 10% of a registered class of Expedia’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish Expedia with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to Expedia and/or written representations that no additional forms were required, Expedia believes that all of its directors and officers complied with all of the reporting requirements applicable to them with respect to transactions during 2006, except that one report was inadvertently filed late for Mr. Onnen due to an administrative error.

Information Concerning Executive Officers

Background information as of March 31, 2007 about each of Expedia’s executive officers who does not also serve as a director of Expedia is provided below.

Name	Age	Position with Expedia, Inc.

Michael B. Adler	43	Executive Vice President and Chief Financial Officer
Kathleen K. Dellplain	48	Executive Vice President, Human Resources
Burke F. Norton	40	Executive Vice President, General Counsel and Secretary
Paul Onnen	45	Executive Vice President, Technology
Patricia L. Zuccotti	59	Senior Vice President, Chief Accounting Officer and Controller

Michael B. Adler has served as Chief Financial Officer of Expedia since May 2006. Mr. Adler had served as Executive Vice President, Finance during a one-month transition period prior to the effective date of his appointment as Chief Financial Officer of Expedia. Prior to joining Expedia Mr. Adler served as the Senior Vice President, Financial Planning and Analysis for IAC. Mr. Adler was promoted to that position in April 2005 from Vice President, Financial Analysis and Operational Reporting, a position he had held since January 2002. Mr. Adler joined IAC in May 2001 as Senior Vice President, Finance and Administration, for IAC’s Information and Services Group. Prior to joining IAC, Mr. Adler held a number of positions, including Chief Financial Officer and General Counsel for SchoolSports, Inc. and Vice President and General Counsel for Cheyenne Software, Inc. Prior to that, Mr. Adler practiced law with Feldman, Waldman & Kline. Mr. Adler received his B.S. in economics from The Wharton School, University of Pennsylvania. Mr. Adler received his J.D. from the University of Pennsylvania Law School.

Kathleen K. Dellplain has served as Executive Vice President, Human Resources of Expedia since completion of the Spin-Off. Ms. Dellplain served as Executive Vice President of Human Resources of IAC Travel from September 2003 to the Spin-Off date. Prior to the formation of IAC Travel in September 2003, Ms. Dellplain served as Executive Vice President of Human Resources of Expedia beginning in November 1999. Ms. Dellplain was initially hired by the Microsoft Corporation in 1999 to build the human resources function of Expedia, then a subsidiary of Microsoft, in anticipation of Expedia’s initial public offering. Previously, Ms. Dellplain served as Vice President of Human Resources for IDX Systems Corporation from 1997 to 1999. Prior to that, Ms. Dellplain worked as the Senior Director of Human Resources for PHAMIS, Inc. from 1990 until its merger with IDX Systems Corporation in 1997. Ms. Dellplain received her B.A. from the University of Hawaii and her M.B.A. from the University of Washington.

Burke F. Norton has served as Executive Vice President, General Counsel and Secretary of Expedia since October 2006. Prior to joining Expedia, Mr. Norton was a partner at the law firm of Wilson Sonsini Goodrich & Rosati P.C. where he practiced corporate and securities law for 11 years. Mr. Norton received his J.D. from the University of California, Berkeley, Boalt Hall School of Law.

Paul Onnen has served as Executive Vice President, Technology of Expedia, overseeing the areas of Information Technology and Product Development, since May 2005. Mr. Onnen served as Senior Vice President and Chief Technology Officer at WebMD Corporation, a health information services provider, from February 2003 to April 2004. Mr. Onnen served as Executive Vice President and Chief Information Officer at Nordstrom.com, from January 2000 to February 2002. Prior to his tenure at Nordstrom.com, Mr. Onnen served as President and Chief Technology Officer at Punch Networks, a digital storage services provider, from 1998 to 2000. Before that, Mr. Onnen served in a number of capacities in research and development in software engineering for various technology companies. Mr. Onnen received his B.A. in Mathematics and Physics from St. Olaf College and his master’s degree in computer science from the University of Wisconsin, Madison.

Patricia L. Zuccotti has served as Senior Vice President, Chief Accounting Officer and Controller of Expedia since October 2005. Prior to joining Expedia, Ms. Zuccotti was employed by Deloitte & Touche LLP, a professional services firm, for 22 years, serving most recently as Director, Enterprise Risk Services from June 2003 to October 2005, and as Director, Audit from June 1993 to June 2003. Ms. Zuccotti received her B.A. from Trinity College and her M.B.A. from the University of Washington. She is also a certified public accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis explains Expedia’s compensation philosophy, policies and practices with respect to the Named Executive Officers.

From August 8, 2003 until the Spin-off of Expedia from IAC on August 9, 2005, the Expedia group of companies were wholly owned subsidiaries of IAC. As a result, compensation policies and equity grants made during that period reflect the compensation programs established by the Compensation Committee of the IAC Board of Directors. Certain employment matters in place following the Spin-Off continued to be governed by the Employee Matters Agreement entered into between IAC and Expedia. Prior to August 8, 2003, Expedia was a separately listed company through Expedia, Inc., a Washington corporation, and its compensation policies and grants reflect the compensation programs established by that company’s Compensation Committee.

Roles of the Compensation Committee and Section 16 Committee

Expedia has a Compensation Committee and a Section 16 Committee (collectively, the “Compensation Committees”).

The Compensation Committee is appointed by the Board of Directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee consists of Messrs. Dolgen, Fitzgerald and Kern. The Compensation Committee is responsible for administering and overseeing the Company’s executive compensation program, including salary matters, bonus plans and stock compensation plans, other than for matters governed by Rule 16b-3 under the Exchange Act (see below). Mr. Dolgen is the chairman of the Compensation Committee.

The Section 16 Committee is also appointed by the Board of Directors, and consists entirely of directors who are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Section 16 Committee consists of Messrs. Dolgen and Kern. The Section 16 Committee is responsible for administering and overseeing matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to the Named Executive Officers. Mr. Dolgen is also the chairman of the Section 16 Committee.

Role of Executive Officers in Compensation Decisions

Mr. Khosrowshahi, Expedia’s Chief Executive Officer, annually reviews the performance of each Named Executive Officer with the Compensation Committees and makes recommendations with respect to the appropriate base salary, annual cash bonus and the grants of long-term equity incentive awards for each Named Executive Officer, excluding himself and Mr. Diller, the Chairman/Senior Executive. Based in part on these recommendations and other considerations discussed below, the Compensation Committees review and approve the annual compensation package of the Named Executive Officers.

Compensation Program Objectives

Expedia’s executive compensation program is designed to attract, retain and motivate highly skilled executives with the business experience and acumen that management and the Compensation Committees believe necessary for achievement of our long-term business objectives. In addition, the executive compensation program is designed to reward short-and long-term performance and to align the financial interests of executive officers with the interests of the Company’s equity owners. Management and the Compensation Committees evaluate both performance and compensation levels to ensure that the Company maintains its ability to attract and retain outstanding employees in executive positions and that the compensation provided to these executives remains competitive with the compensation paid to similarly situated executives at comparable companies. To that end, management and the Compensation Committees believe executive compensation packages provided by the Company to the Named Executive Officers should include both cash and equity-based compensation.

Compensation Program Elements

General

The primary elements of the executive compensation program are base salary, cash bonus and equity compensation. After considering recommendations from management, the Compensation Committees review these elements in light of Company and individual performance each February. Management and the Compensation Committees do not adhere to rigid formulas in recommending or determining, as applicable, the amount and mix of compensation elements for the Named Executive Officers. Following recommendations from management, the Compensation Committees may also adjust compensation for specific individuals at other times during the year when there are significant changes in responsibilities or under other circumstances that the Compensation Committees consider appropriate.

Base Salary

Base salary represents the annual salary paid to each Named Executive Officer. An executive’s base salary is initially determined upon hire or promotion, and thereafter typically following the annual review process. Management makes base salary recommendations to the Compensation Committees based on consideration of a variety of factors, including:

•	the executive’s compensation relative to other officers,

•	individual performance of the executive,

•	the executive’s responsibilities and individual compensation history,

•	the terms of the executive’s employment agreement, if any, and

•	competitive compensation market data.

After considering management’s recommendations, the Compensation Committees set base compensation for Named Executive Officers. The Compensation Committees do not apply a formulaic approach to setting base salaries for Named Executive Officers.

Cash Bonuses

Cash bonuses are granted to Named Executive Officers to recognize and reward annual contributions to Company performance. In 2006, each Named Executive Officer, other than the Chairman/Senior Executive, had a target cash bonus based on a percentage of the executive’s base salary earnings for the year. These targets ranged from 40% to 100% of base salary earnings. Target bonuses for executives are generally determined by the Chief Executive Officer at the time of the executive’s hire or promotion, with the approval of the Chairman/Senior Executive. Targets are reviewed annually.

In February 2007, management recommended bonuses for certain Named Executive Officers after taking into account a variety of factors, including:

•	the Company’s performance, including year-over-year performance, and performance against competitors,

•	the executive’s target cash bonus percentage,

•	overall funding of the cash bonus pool,

•	individual performance of the executive, and

•	competitive compensation market data.

Based on these recommendations, the Compensation Committees granted cash bonuses to certain Named Executive Officers. As noted, the Compensation Committees do not apply a formulaic approach to approving bonus payments and considers all of the foregoing criteria in light of the specific circumstances of each Named Executive Officer.

In addition to annual bonuses related to performance, management may also recommend to the Compensation Committee that it grant bonuses for new executives upon hire. The Company utilizes new hire bonuses to help attract highly skilled executives to Expedia and to offset an executive’s loss of incentive compensation from a prior employer.

Equity Compensation

Equity compensation is designed to align executive compensation with long-term Company performance. Expedia utilizes restricted stock units as its principal form of equity compensation. Restricted stock units provide an equity vehicle that has ongoing value that relates to Company performance. In addition, restricted stock units are an important employee retention tool because they generally vest over a multi-year period, generally subject to continued service by the award recipient. Restricted stock units are typically granted to Named Executive Officers upon hire and annually thereafter.

After consideration of management recommendations as described below, the Compensation Committees approve all grants of restricted stock units, including to Named Executive Officers. In addition, the Compensation Committees review the Company-wide equity grant pool, including:

•	dilution rates, including projected headcount growth and employee turnover,

•	non-cash compensation as a percentage of operating income before amortization,

•	equity compensation utilization of selected peer companies, and

•	competitive compensation market data.

For specific grants to Named Executive Officers, management makes recommendations to the Compensation Committees based on a variety of factors, including:

•	individual performance and future potential of the executive,

•	tenure of the executive,

•	award size relative to other executives, and

•	competitive compensation market data.

After review and consideration of management’s recommendations, the Section 16 Committee approves the grant of equity compensation for Named Executive Officers.

In general, both annual and new hire restricted stock unit awards vest in equal installments on the first five anniversaries of the grant date, although individually negotiated arrangements and special circumstances may result in shorter vesting periods and may provide for cliff vesting as opposed to installment vesting. For example, certain awards vest in their entirety on the fifth anniversary of the grant date. For purposes of allowing the Company to fully deduct all employee compensation in accordance with Section 162(m), the Compensation Committees made all grants of restricted stock units for Named Executive Officers in 2006 subject to the satisfaction of performance goals tied to stock price performance or growth in earnings before interest, taxes and amortization (“EBITA”), in addition to the time vesting requirements described in this paragraph. In addition, in 2006, the Section 16 Committee granted an award to the Chief Executive Officer which will vest upon the achievement of a goal tied to the operating income before amortization of the Company, as well as satisfaction of either the stock price performance or growth in EBITA discussed above. This goal has not yet been achieved.

Other Compensation

In addition to the primary elements of compensation (base salary, cash bonuses and equity awards) described above, the Named Executive Officers may also receive compensation in the following forms:

•	401(k) Match: Executives who participate in Expedia’s 401(k) Retirement Program are eligible for Company matching contributions (as are all Expedia employees). Expedia matches 50% of each dollar a participant contributes, up to the first 6% of compensation.

•	Relocation: Executives who relocate receive relocation benefits, which may include paying for travel to their original location for a period of time following such relocation.

•	Aircraft Usage: Executives may receive benefits attributable to (i) the personal use of an aircraft that is jointly owned by IAC and Expedia or (ii) the personal use of an aircraft that is owned by a subsidiary of IAC and an affiliate of Mr. Diller.

Compensation Benchmarking

Management reviews the compensation practices of comparable companies in formulating recommendations for Expedia’s compensation program. Management considers multiple data sources when reviewing compensation information to ensure that the data reflect compensation practices of relevant companies in terms of size, industry and geographic location. Among other factors, management considers the following information in connection with its recommendations to the Compensation Committees regarding executive compensation for the Named Executive Officers:

•	Data from published salary and equity compensation surveys that include:

°	direct industry competitors,

°	non-industry competitors with which Expedia commonly competes for talent (including both regional and, where applicable, national competitors), and

◦	companies of a similar size, based on market capitalization, revenues and other factors (such as institutional complexity).

•	Data regarding Company-wide equity compensation practices from specific companies with which Expedia competes for employees and executive talent.

•	Data from recent proxy statements and other SEC filings for certain executive officer positions (e.g., chief executive officer and chief financial officer).

Management also reviews equity compensation utilization at peer companies in making recommendations to the Compensation Committees regarding the Company-wide equity compensation program. For purposes of establishing its equity compensation peer group for 2006, management recommended to, and reviewed with, the Compensation Committees companies in technology, travel and/or e-commerce businesses with which Expedia competes for talent at both the executive and employee levels. The companies comprising the equity compensation peer group for 2006 were:

Amazon.com, Inc.
American Express Company
Cendant Corp.
Dell Inc.
E*TRADE Financial Corp.
eBay Inc.
Google Inc.
Microsoft Corp.
Monster Worldwide, Inc.
Priceline.com Inc.
Sabre Holdings Corp.
Yahoo! Inc.

For 2007, management, following conversations with the Compensation Committees, reviewed and revised the list of companies in the peer group and also considered peer group compensation data when approving salary and bonuses for the Named Executive Officers. The companies comprising the compensation peer group for 2007 are:

Adobe Systems Inc.
Alaska Air Group Inc.
Amazon.com, Inc.
Cendant Corp.*
E*TRADE Financial Corp.
eBay Inc.
Google Inc.
Microsoft Corp.
Monster Worldwide, Inc.
Priceline.com Inc.
Sabre Holdings Corp.*
Starbucks Corp.
Starwood Hotels & Resorts Worldwide Inc.
Yahoo! Inc.

*	Cendant Corp. and Sabre Holdings Corp. have recently completed “going private” transactions. As a result, management expects that it will not have access to relevant compensation information about these companies in the future. Management intends to remove these companies from the peer group once it determines the available information is no longer current.

Management considers competitive market compensation paid by other companies, such as the peer companies listed above, but does not attempt to maintain a certain target percentile within the peer group or otherwise rely solely on such data when making recommendations to the Compensation Committees regarding compensation for the Named Executive Officers. Management and the Compensation Committees strive to incorporate flexibility into the compensation programs and in the assessment process to respond to and adjust for the evolving business environment.

Tax Matters

Section 162(m) of the Internal Revenue Code generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to a corporation’s chief executive officer and certain other highly compensated executive officers only if the compensation qualifies as being performance-based under Section 162(m). Expedia endeavors to structure its compensation policies to qualify as performance-based under Section 162(m) whenever it is reasonably possible to do so while meeting Expedia’s compensation objectives. For 2006, the grants of restricted stock units and the payments of annual bonuses (other than for Named Executive Officers who joined the Company mid-year) were designed to meet the requirements for deductible compensation.

Nonetheless, from time to time certain non-deductible compensation may be paid and the Board of Directors and the Compensation Committees reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards that have already been granted may be nondeductible as a result of Section 162(m).

Post-Employment Benefits

Some of the Named Executive Officers are entitled to accelerated vesting of equity awards in the event of a change in control of Expedia and/or upon the termination of the executive’s employment with Expedia under specified circumstances. Pursuant to his employment agreement, our Chief Financial Officer is also entitled to receive his base salary through the longer of the end of the term of the employment agreement and one year upon the termination of his employment with Expedia under specified circumstances. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements. In addition, the Compensation Committees believe that the accelerated vesting of equity awards in connection with change in control transactions would provide an incentive for these executives to continue to help successfully execute such a transaction from its early stages until closing. For a description and quantification of these severance and change in control benefits, please see the section entitled “Potential Payments Upon Termination or Change in Control.”

Not all of our Named Executive Officers have employment agreements or award agreements that provide benefits in the event their employment with Expedia is terminated. In these cases, the Compensation Committees have determined that it is in the best interests of the Company to retain the flexibility to determine such benefits on a case by case basis. In 2006, the Compensation Committees elected to grant our former Chief Financial Officer one year of forward vesting of his outstanding equity in connection with his resignation after considering management’s recommendation.

COMPENSATION COMMITTEE REPORT

The Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on this review and discussions with management, the Compensation Committees recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 proxy statement. This report is provided by the following directors:

Members of the Compensation Committee:

Jonathan L. Dolgen (Chairman)
William R. Fitzgerald
Peter M. Kern

Members of the Section 16 Committee:

Jonathan L. Dolgen (Chairman)
Peter M. Kern

EXECUTIVE COMPENSATION

2006 Summary Compensation Table

The table below sets forth information regarding the compensation paid or compensation expenses recognized by Expedia for services rendered in all capacities during the last fiscal year by the Named Executive Officers. We have also provided supplementary information in footnote one below regarding two additional executive officers of Expedia: Victor A. Kaufman, Expedia’s Vice Chairman, and Burke F. Norton, Expedia’s Executive Vice President, General Counsel and Secretary.

						Stock		Option		All Other
		Salary		Bonus		Awards		Awards		Compensation
Name and Principal Position(1)	Year	($)		($)		($)(2)		($)(2)		($)		Total

Barry Diller	2006	$465,000		$0		$0		$10,463,791	(3)	$395,964	(4)	$11,324,755
Chairman and Senior Executive
Dara Khosrowshahi	2006	930,770	(5)	0		3,926,190		0		6,600	(6)	4,863,560
Chief Executive Officer
Michael B. Adler	2006	230,769	(7)	350,000	(8)	266,514		0		223,842	(9)	1,071,125
Executive Vice President and Chief Financial Officer
Kathleen K. Dellplain	2006	250,000		87,500	(10)	283,015		317,167		5,635	(6)	943,317
Executive Vice President, Human Resources
Paul Onnen	2006	315,000		110,250	(10)	163,704		0		6,600	(6)	595,554
Executive Vice President, Technology
Mark Gunning(11)	2006	144,039		0		57,169	(12)	0		0		201,208
Former Chief Financial Officer

(1)	On February 28, 2006, the Compensation Committees awarded Mr. Kaufman, Expedia’s Vice Chairman, 25,627 restricted stock units, 12,813 of which vested on February 28, 2007 and the remaining 12,814 of which will vest on February 28, 2008. The dollar amount recognized by Expedia for financial statement purposes during 2006 for this grant, in accordance with FAS 123R, was $208,326. Mr. Kaufman did not receive salary or a cash bonus from the Company for 2006. Mr. Norton was appointed Executive Vice President, General Counsel and Secretary of the Company effective as of October 25, 2006, with a base salary of $375,000. For 2006, Mr. Norton received salary payments of $54,808, a signing bonus of $250,000, a performance bonus of $40,000, reimbursements of expenses relating to his relocation totaling $43,114, an award of 62,235 restricted stock units that vests in equal installments on the first four anniversaries of the grant date and an award of 31,117 restricted stock units that will vest in full on October 25, 2011.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes during 2006, in accordance with FAS 123R, and thus includes amounts from awards granted in and prior to 2006. Pursuant to SEC rules, we disregard the estimate of forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed on February 28, 2007. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that may be paid to or realized by the Named Executives Officers.

(3)	On June 7, 2005, prior to, and in contemplation of, the Spin-Off, the IAC Compensation Committee granted to Mr. Diller options to purchase IAC common stock. These options were granted in order to provide Mr. Diller with substantial motivation to increase long-term value at both IAC and Expedia following the Spin-Off. In connection with the Spin-Off, the options to purchase IAC common stock were converted into options to purchase IAC common stock and options to purchase Expedia common stock. The amount included above relates to the options to purchase Expedia common stock and reflects the dollar amount recognized for financial statement reporting purposes during 2006, in accordance with FAS 123R. A description of Mr. Diller’s options to purchase Expedia common stock is included in the section below titled “Potential Payments Upon Termination or Change in Control — Barry Diller.”

(4)	Reflects the incremental cost to Expedia for Mr. Diller’s personal use of (i) an aircraft used by Expedia pursuant to a time-sharing agreement between Expedia and IAC, which is jointly owned by a subsidiary of IAC and an affiliate of Mr. Diller (the “Time-Share Aircraft”) and (ii) an aircraft owned 50% by each of Expedia and IAC (the “Jointly-Owned Aircraft”). The incremental cost to Expedia for Mr. Diller’s personal use of the Time-Share Aircraft is $146,865, the amount billed by IAC for use of such aircraft. The incremental cost to Expedia for Mr. Diller’s personal use of the Jointly-Owned Aircraft is based on the average variable operating cost to Expedia, which for 2006 was $395,964. Variable operating costs include fuel, certain maintenance costs, navigation fees, on-board catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours the Jointly-Owned Aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use to derive the incremental cost. We do not include fixed costs that do not change based on usage, such as pilots’ salaries, the purchase costs of the Jointly-Owned Aircraft, insurance, scheduled maintenance and non-trip-related hangar expenses.

(5)	Mr. Khosrowshahi’s base salary was increased from $550,000 to $1,000,000, effective February 13, 2006.

(6)	Reflects the matching contributions of Expedia under the Expedia 401(k) Retirement Savings Plan (the “Expedia 401(k) Plan”). Under the Expedia 401(k) Plan as in effect through December 31, 2006, Expedia matches $.50 for each dollar a participant contributes, up to the first 6% of compensation, subject to limits imposed by the Internal Revenue Code.

(7)	Mr. Adler’s base salary is $375,000. Mr. Adler was appointed Chief Financial Officer of the Company effective as of May 16, 2006.

(8)	Reflects (i) a $250,000 signing bonus granted to Mr. Adler upon his appointment as Chief Financial Officer of the Company and (ii) a $100,000 cash bonus awarded to Mr. Adler for performance in 2006. Mr. Adler’s cash and signing bonuses were granted outside the 2006 Cash Bonus Plan and were not subject to performance conditions. Mr. Adler will be required to repay the signing bonus to the Company if he resigns without Good Reason or is terminated by the Company for Cause (each as defined in the Adler Employment Agreement) at any time prior to May 16, 2007, the one-year anniversary of the effective date of Mr. Adler’s Employment Agreement. A description of the Adler Employment Agreement is included in the section below titled “Potential Payments Upon Termination or Change in Control — Michael B. Adler.”

(9)	Reflects the following payments made to Mr. Adler: (i) $4,615 matching contribution of the Company under the Expedia 401(k) Plan, (ii) $196,341 in connection with Mr. Adler’s relocation, including temporary housing, and (iii) tax reimbursements in the amount of $22,886 relating to his relocation.

(10)	Reflects annual cash bonuses paid in 2007, for performance in 2006 pursuant to the 2006 Cash Bonus Plan for senior executive employees of the Company approved by the Compensation Committees on February 28, 2006 (the “2006 Cash Bonus Plan”). Pursuant to the 2006 Cash Bonus Plan, each Named Executive Officer (with the exception of Mr. Adler, who was not then an employee) was eligible to receive a cash bonus, subject to (i) the achievement of performance goals relating either to stock price appreciation or growth in EBITA and (ii) a $10,000,000 maximum amount that was intended to preserve flexibility under Section 162(m) so that the Company can ensure deductibility of any bonus that the Compensation Committees determined appropriate. See “Compensation Discussion and Analysis — Compensation Program Elements — Cash Bonuses” above for a description of the 2006 Cash Bonus Plan. Having certified that the relevant performance criteria had been met, the Compensation Committees approved cash bonus awards pursuant to the 2006 Compensation Plan to Mr. Onnen and Ms. Dellplain on February 27, 2007. Mr. Gunning did not receive a cash bonus under the plan as his employment had been terminated prior to the end of 2006. Although eligible to receive a cash bonus under the plan, the Compensation Committees did not grant Mr. Diller or Mr. Khosrowshahi a cash bonus under the 2006 Cash Bonus Plan.

(11)	Mr. Gunning’s last day of employment with the Company was May 15, 2006.

(12)	In connection with Mr. Gunning’s resignation, the Company accelerated vesting of 4,509 restricted stock units held by him, and pursuant to the terms of the 2005 Incentive Plan, Mr. Gunning forfeited 28,284 restricted stock units. A description of Mr. Gunning’s separation arrangement with the Company is included in the section below titled “Potential Payments Upon Termination or Change in Control — Mark Gunning Resignation.”

2006 Grants of Plan-Based Awards

The following table sets forth information regarding awards by Expedia for services rendered in all capacities during the last fiscal year to the Named Executive Officers.

		Estimated Future
		Payouts Under		Grant Date Fair
		Equity Incentive		Value of Stock
		Plan Awards		Awards
Name	Grant Date	(#)		($)(1)

Barry Diller	—	0		$0
Dara Khosrowshahi	03/07/2006	800,000	(2)	15,488,000
Michael B. Adler	05/16/2006	84,832	(3)	1,230,064
	05/16/2006	53,020	(3)	768,790
Kathleen K. Dellplain	02/28/2006	16,658	(4)	324,998
Paul Onnen	02/28/2006	15,376	(4)	299,986
Mark Gunning	02/28/2006	10,251	(5)	199,997

(1)	Reflects the full grant date fair value, calculated in accordance with FAS 123R. Fair value is calculated using the closing price of Expedia common stock on The Nasdaq Stock Market on the day immediately preceding the grant date. For additional information on the valuation assumptions, refer to Note 2 to our audited financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed on February 28, 2007. These amounts reflect the Company’s accounting expense, and may not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)	Reflects award of restricted stock units to Mr. Khosrowshahi approved by the Compensation Committees on March 7, 2006. The material vesting terms of this grant are described below in the section titled “Potential Payments Upon Termination or Change in Control — Dara Khosrowshahi — 2006 Restricted Stock Unit Award Agreement.”

(3)	Reflects awards of restricted stock units to Mr. Adler approved by the Compensation Committees on May 10, 2006, in connection with his appointment as Executive Vice President and Chief Financial Officer of the Company. These awards vest in equal installments on the first five anniversaries of the grant date and are subject to the achievement of performance goals relating to stock price appreciation and growth in EBITA. Additional vesting terms of these grants are described in the section below titled “Potential Payments Upon Termination or Change in Control — Michael B. Adler.”

(4)	The awards of restricted stock units to Ms. Dellplain and Mr. Onnen vest in equal installments on the first five anniversaries of the grant date. These awards are also subject to the achievement performance goals relating to stock price appreciation and growth in EBITA.

(5)	Pursuant to the separation arrangements between the Company and Mr. Gunning, 4,509 unvested restricted stock units, which represent the restricted stock units that would have vested in the one-year period following his last day of employment with the Company, were accelerated and vested as of the date of his last day of employment. Mr. Gunning also held 28,284 unvested restricted stock units which were not subject to acceleration and were forfeited upon his termination. A description of the separation arrangement with Mr. Gunning is included in the section below titled “Potential Payments Upon Termination or Change in Control — Mark Gunning Resignation.”

2007 Grants of Plan-Based Awards

On February 27, 2007, the Section 16 Committee approved restricted stock unit awards to the Named Executive Officers who were then employees of Expedia as follows:

		Estimated Future
		Payouts Under	Grant Date Fair
		Equity Incentive	Value of Stock
		Plan Awards	Awards
Name	Grant Date	(#)(1)	($)(2)

Barry Diller	02/27/2007	92,123	$1,999,990
Dara Khosrowshahi	02/27/2007	92,123	1,999,990
Michael B. Adler	02/27/2007	39,152	849,990
Kathleen K. Dellplain	02/27/2007	20,727	449,983
Paul Onnen	02/27/2007	18,424	399,985

(1)	Awards vest in five equal installments commencing on February 27, 2008. Each award is also subject to the satisfaction of performance goals tied to stock price performance or growth in EBITA.

(2)	Reflects the full grant date fair value, calculated in accordance with FAS 123R. Fair value is calculated using the closing price of Expedia common stock on The Nasdaq Stock Market on the day immediately preceding the grant date. These amounts reflect the Company’s accounting expense, and may not correspond to the actual value that will be recognized by the Named Executive Officers.

On the same date, the Section 16 Committee also granted to Mr. Kaufman 46,061 restricted stock units with a fair value of $999,984 and 23,030 restricted stock units with a fair value of $499,981. The grant of 46,061 restricted stock units will vest in five equal installments commencing on February 27, 2008 and the grant of 23,030 restricted stock units will vest in two equal installments commencing on February 27, 2008. Also on that date, Mr. Norton was granted 18,424 restricted stock units with a fair value of $399,985, which will vest in five equal installments commencing on February 27, 2008.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table provides information regarding the holdings of stock option, warrant and restricted stock unit awards by the Named Executive Officers as of December 31, 2006. The market value of the restricted stock unit awards is based on the closing price of Expedia common stock on The Nasdaq Stock Market on December 29, 2006, the last trading day of the year, which was $20.98.

		Option Awards					Stock Awards
												Equity Incentive
										Equity Incentive		Plan Awards:
										Plan Awards:		Market or
									Market	Number of		Payout Value
		Number of	Number of				Number of		Value of	Unearned		of Unearned
		Securities	Securities				Shares or		Shares or	Shares, Units		Shares, Units
		Underlying	Underlying				Units of		Units of	or Other		or Other
		Unexercised	Unexercised		Option		Stock That		Stock That	Rights That		Rights That
		Options	Options		Exercise	Option	Have Not		Have Not	Have Not		Have Not
	Grant	(#)	(#)		Price	Expiration	Vested		Vested	Vested		Vested
Name	Date(1)	Exercisable	Unexercisable		($)	Date	(#)		($)	(#)		($)

Barry Diller	10/19/1997	9,500,000	0		$8.59	10/19/2007	0		$0	0		$0
	06/07/2005	0	1,400,000	(2)	38.35	06/07/2015	0		0	0		0
	06/07/2005	0	2,400,000	(2)	28.49	06/07/2015	0		0	0		0
Dara Khosrowshahi	02/24/2000	10,003	0		5.94	02/24/2010	0		0	0		0
	03/02/2000	50,000	0		18.40	03/02/2010	0		0	0		0
	05/10/2000	7,500	0		19.29	05/10/2010	0		0	0		0
	07/24/2000	150,000	0		22.18	07/24/2010	0		0	0		0
	12/18/2000	125,000	0		16.57	12/18/2010	0		0	0		0
	04/25/2001	41,666	0		20.06	04/25/2011	0		0	0		0
	12/16/2001	164,027	0		21.19	12/16/2011	0		0	0		0
	02/12/2003	0	0		0	—	56,222	(3)	1,179,538	0		0
	02/04/2004	0	0		0	—	53,589	(4)	1,124,297	0		0
	02/10/2005	0	0		0	—	75,340	(5)	1,580,633	0		0
	03/07/2006	0	0		0	—	0		0	800,000	(6)	16,784,000
Michael B. Adler	05/16/2006	0	0		0	—	84,832	(7)	1,779,775	0		0
	05/16/2006	0	0		0	—	53,020	(8)	1,112,360	0		0
Kathleen K. Dellplain	07/28/2000	6,059	0		3.69	07/28/2007	0		0	0		0
	08/10/2000	1,212	0		3.69	08/10/2007	0		0	0		0
	01/16/2001	8,724	0		2.50	01/16/2008	0		0	0		0
	08/02/2001	25,742	0		10.22	08/02/2008	0		0	0		0
	02/04/2002	19,683	0		25.64	02/04/2012	0		0	0		0
	07/09/2002	21,203	0		13.32	07/09/2012	0		0	0		0
	02/07/2003	16,351	0		14.50	02/07/2013	0		0	0		0
	02/07/2003	0	1,365	(9)	14.50	02/07/2013	0		0	0		0
	01/25/2002	6,561	0		11.56	02/04/2009	0		0	0		0
	02/07/2003	0	0		0	—	3,295	(10)	69,129	0		0
	02/04/2004	0	0		0	—	7,183	(11)	150,699	0		0
	02/10/2005	0	0		0	—	12,244	(12)	256,879	0		0
	02/28/2006	0	0		0	—	16,658	(13)	349,485	0		0
Paul Onnen	06/15/2005	0	0		0	—	20,279	(14)	425,453	0		0
	02/28/2006	0	0		0	—	15,376	(15)	322,588	0		0
Mark Gunning(16)	—	0	0		0	—	0		0	0		0

(1)	Represents the date on which the original grant was approved by the applicable compensation committee. All awards with a grant date prior to the effective date of the Spin-Off, August 9, 2005, were granted for services to IAC or, in the case of Ms. Dellplain in the period of 2000-2003, Expedia, Inc., the Washington corporation, and were converted into Expedia equity awards upon effectiveness of the Spin-Off.

(2)	These options vest on June 7, 2010. A description of other material terms of these grants is included in the section below titled “Potential Payments on Termination or Change in Control — Barry Diller.”

(3)	Of these restricted stock units, 28,111 vested on February 12, 2007 and the remaining 28,111 vest on February 12, 2008.

(4)	Of these restricted stock units, 17,863 vested on February 4, 2007 and an additional 17,863 vest on each of February 4, 2008 and February 4, 2009.

(5)	Of these restricted stock units, 18,834 vested on February 10, 2007. The remaining restricted stock units vest as follows: 18,836 on February 10, 2008; 18,834 on February 10, 2009 and 18,836 on February 10, 2010.

(6)	The vesting provisions of this award are described below in the section titled “Potential Payments Upon Termination or Change in Control — Dara Khosrowshahi — 2006 Restricted Stock Unit Award Agreement.”

(7)	The vesting provisions of this award are described below in the section titled “Potential Payments Upon Termination or Change in Control — Michael B. Adler — RSU Agreement.”

(8)	The vesting provisions of this award are described below in the section titled “Potential Payments Upon Termination or Change in Control — Michael B. Adler — RSU Agreement.”

(9)	These options vested as follows: 682 on January 7, 2007 and 683 on February 7, 2007.

(10)	These restricted stock units vested on February 7, 2007.

(11)	Of these restricted stock units, 2,394 vested on February 4, 2007. The remaining restricted stock units vest as follows: 2,394 on February 4, 2008 and 2,395 on February 4, 2009.

(12)	Of these restricted stock units, 3,061 vested on February 10, 2007. The remaining restricted stock units vest as follows: 3,061 on February 10, 2008; 3,060 on February 10, 2009 and 3,062 on February 10, 2010.

(13)	Of these restricted stock units, 3,331 vested on February 28, 2007. The remaining restricted stock units vest as follows: 3,332 on February 28, 2008; 3,331 on February 28, 2009; 3,332 on February 28, 2010 and 3,332 on February 28, 2011.

(14)	These restricted stock units vest as follows: 5,069 on May 9, 2007; 5,071 on May 9, 2008; 5,069 on May 9, 2009 and 5,070 on May 9, 2010.

(15)	Of these restricted stock units, 3,075 vested on February 28, 2007. The remaining restricted stock units vest as follows: 3,075 on each of February 28, 2008, February 28, 2009 and February 28, 2010; and 3,076 on February 28, 2011.

(16)	All equity-based compensation held by Mr. Gunning was either accelerated or forfeited in connection with his termination of employment with the Company, as described below in the section titled “Potential Payments Upon Termination or Change in Control — Mark Gunning Resignation.”

2006 Option Exercises and Stock Vested

The following table shows information regarding vesting of Expedia restricted stock units for the Named Executive Officers during 2006. No Named Executive Officer exercised Expedia options during 2006.

	Stock Awards
	Number of Shares		Value Realized
	Acquired on Vesting		on Vesting
Name	(#)(1)		($)(2)

Barry Diller	0		$0
Dara Khosrowshahi	64,807	(3)	1,592,661
Michael B. Adler	0		0
Kathleen K. Dellplain	8,746	(4)	219,348
Paul Onnen	5,068	(5)	100,042
Mark Gunning	4,509	(6)	65,381

(1)	Represents the gross number of shares acquired upon vesting of restricted stock units without taking into account any shares that may be withheld to cover applicable tax obligations.

(2)	Represents the value of vested restricted stock units calculated by multiplying the gross number of vested restricted stock units by the closing price of Expedia common stock on The Nasdaq Stock Market on the vesting date or if the vesting occurred on a day on which The Nasdaq Stock Market was closed for trading, the next trading day.

(3)	Represents the vesting of the following restricted stock units: 17,862 on February 4, 2006; 18,834 on February 10, 2006; and 28,111 on February 12, 2006.

(4)	Represents the vesting of the following restricted stock units: 2,393 on February 4, 2006; 3,294 on February 7, 2006; and 3,059 on February 10, 2006.

(5)	Represents the vesting of 5,068 restricted stock units on May 9, 2006.

(6)	Represents restricted stock units held by Mr. Gunning that were accelerated in connection with his termination of employment with the Company.

Potential Payments Upon Termination or Change in Control

Certain of our compensation plans, award agreements and employment agreements entitle some of the Named Executive Officers to accelerated vesting of equity awards or severance payments in the event of a change in control of Expedia and/or upon the termination of the executive’s employment with Expedia under specified circumstances. These plans and agreements are described below as they apply to each Named Executive Officer.

  Barry Diller

2005 Stock Option Agreement.  On June 7, 2005, the IAC Compensation Committee, pursuant to the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan (the “IAC 2005 Plan”) granted to Mr. Diller options to purchase 4,800,000 shares of IAC common stock at an exercise price of $32.03, representing 130% of the closing price of IAC common stock on June 7, 2005, and options to purchase 2,800,000 shares of IAC common stock at an exercise price of $43.12, representing 175% of the closing price of IAC common stock on June 7, 2005. Upon completion of the Spin-Off, among other things, Mr. Diller’s awards were adjusted to grant an option to purchase 2,400,000 shares of Expedia common stock at $28.49 per share and an option to purchase 1,400,000 shares at $38.35 per share. The stock option agreement provides that following completion of the Spin-Off, the satisfaction of conditions to vesting of Mr. Diller’s options to purchase shares of Expedia common stock is determined based on Mr. Diller’s employment with Expedia.

The options have a ten-year term and vest on the fifth anniversary of the grant date, subject to continued employment. Upon a termination of Mr. Diller’s employment for death, disability, by Expedia without cause, or by Mr. Diller for good reason, the options will vest pro rata at 20% per year of completed service from the date of grant to the date of termination. Upon a change in control, 20% of the options will vest, with an additional 20% vesting for each completed year of service following the grant date.

For purposes of the agreement, a “change in control” is defined by reference to the IAC 2005 Plan, as follows: a “change of control” occurs if: (a) there is a change in the majority of our Board not endorsed by the requisite number of incumbent board members; (b) another party becomes the beneficial owner of at least 50% of the Company’s outstanding voting stock, with certain exceptions; (c) the Company consummates a merger, reorganization, or consolidation with another party, or the sale or other disposition of all or substantially all of our assets or the purchase of assets or stock of another entity (“Business Combination”) unless the beneficial stockholders of the Company immediately prior to the Business Combination retain more than 50% of the outstanding voting stock of the entity resulting from the Business Combination in substantially the same proportions immediately prior to such Business Combination; or (d) the Company consummates its complete liquidation or dissolution. However, the agreement provides that notwithstanding the provisions of the plan, no change in control will occur so long as Mr. Diller has sufficient voting power with respect to Expedia such that he effectively controls the election of a majority of members of the Board of Expedia.

“Good reason” is defined in the agreement to mean any of the following actions without Mr. Diller’s consent: (i) a reduction in his rate of annual base salary, (ii) a relocation of his principal place of business more than 35 miles from New York City, or (iii) a material and demonstrable adverse change in the nature and scope of his duties.

“Cause” is defined by reference to the IAC 2005 Plan, as follows: (i) the willful or gross neglect by a participant of his employment duties, (ii) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a participant, (iii) a material breach of the participant’s fiduciary duty owed to the Company, or (iv) a material breach by a participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company.

  Dara Khosrowshahi

Spin-Off.  Prior to the Spin-Off, IAC and Mr. Khosrowshahi agreed to amend his outstanding equity awards granted under the USA Interactive Amended and Restated 2000 Stock and Annual Incentive Plan (the “IAC 2000 Plan”) to provide that all restricted stock units held by Mr. Khosrowshahi on the date of the Spin-Off would vest in the event of the termination of his employment by Expedia without cause. “Cause” is defined by reference to the IAC 2000 Plan and has substantially the same meaning as under the IAC 2005 Plan, discussed above regarding Mr. Diller’s 2005 Stock Option Agreement, except that “cause” also includes the resignation by Mr. Khosrowshahi for “good reason,” which is defined as an adverse change in his powers and duties, such that his new powers and duties are inconsistent with his position and status.

Pursuant to the IAC 2000 Plan, in the event of a change in control, the restrictions applicable to restricted stock units granted under that plan and held by Mr. Khosrowshahi will lapse and such restricted stock units will become free of all restrictions and fully vested. Under the IAC 2000 Plan, the definition of a “change of control” has substantially the same meaning as under the IAC 2005 Plan, described above under Mr. Diller’s 2005 Stock Option Agreement.

2006 Restricted Stock Unit Award Agreement.  On March 7, 2006, the Compensation Committees approved certain compensation arrangements with Mr. Khosrowshahi, including the grant of 800,000 restricted stock units pursuant to the Expedia 2005 Plan. The restricted stock units vest as follows: upon Expedia’s achievement of (i) operating income before amortization (“OIBA”) of $1.0 billion for a full fiscal year (the “OIBA Target”) and (ii) either achievement of a target increase in the price of the Company’s common stock or the achievement of certain EBITA targets approved by the Compensation Committees (the “RSU Performance Goals”), 75% of the restricted stock unit grant will vest (the “Initial Vesting”). If Mr. Khosrowshahi has not voluntarily terminated his employment with Expedia or has not been terminated for cause on the first anniversary of the Initial Vesting, the remaining portion of the restricted stock units will vest.

If Expedia terminates Mr. Khosrowshahi without cause in any year in which Expedia achieves an OIBA target of $900 million (the “Modified OIBA Target”) and one of the RSU Performance Goals has been met, then 75% of the restricted stock units will vest upon such termination of employment and the remaining restricted stock units will be forfeited.

If there is a change in control of Expedia, then 50% of the outstanding restricted stock units vest immediately, without regard to the OIBA targets or RSU Performance Goals. If within one year of the change in control, Mr. Khosrowshahi is terminated without cause or Mr. Khosrowshahi terminates employment following a modification of his duties and responsibilities, then the remaining restricted stock units will vest, without regard to the performance targets or Performance Goals.

For purposes of calculating the OIBA Target and the Modified OIBA Target, the operating results of all entities acquired by Expedia will also be included, starting with the first full fiscal year after any such acquisitions. In the case of each acquisition, the OIBA Target or Modified OIBA Target will be increased by the amount of OIBA that Expedia expects to achieve in the first full fiscal year following such acquisition, as projected by Expedia at the time of the acquisition.

For the purposes of the restricted stock unit agreement, a “change in control” is defined by reference to the Expedia 2005 Plan, under which change in control has substantially the same meaning as under the IAC 2005 Plan, as described above under Mr. Diller’s 2005 Stock Option Agreement. In addition, the agreement provides that a change in control will include termination of the irrevocable proxy held by Mr. Diller to vote shares of Expedia common stock held by Liberty Media or its affiliates, or the acquisition by Liberty Media or its affiliates, of beneficial ownership of equity securities of Expedia, whereby Liberty Media acquires or assumes more than 35% of the voting power of the then outstanding equity securities of Expedia entitled to vote generally on the election of Expedia’s directors.

Under the restricted stock unit agreement, “cause” is defined by reference to the Expedia 2005 Plan, and has the same meaning as under the IAC 2005 Plan, discussed above regarding Mr. Diller’s 2005 Stock Option Agreement.

In connection with the foregoing arrangements, Mr. Khosrowshahi has agreed not to compete with Expedia’s businesses during the term of his employment with Expedia and for a period of two years from his date of departure.

  Michael B. Adler

On October 31, 2006, Expedia entered into an employment agreement (the “Adler Employment Agreement”) and a restricted stock unit agreement (the “Adler RSU Agreement”) with Mr. Adler. The Adler Employment Agreement was effective as of May 16, 2006 for a term of three years.

Employment Agreement.  Pursuant to the Adler Employment Agreement, Mr. Adler received a signing bonus of $250,000, which is subject to forfeiture if the Company terminates Mr. Adler’s employment for cause or Mr. Adler terminates his employment without good reason prior to May 16, 2007. In the event Mr. Adler terminates his employment with the Company for good reason or the Company terminates Mr. Adler’s employment with the Company without cause, Mr. Adler is entitled to receive his base salary through the longer of (i) the completion of the term of the Adler Employment Agreement and (ii) one year. Mr. Adler will be restricted from competing with the Company or soliciting/hiring Company employees during the two-year period following the termination of his employment with the Company.

RSU Agreement.  Mr. Adler was granted 84,832 restricted stock units (the “First RSU Award”) and 53,020 restricted stock units (the “Second RSU Award,” and together, the “Awards”) pursuant to the Expedia 2005 Plan with 20% of the Awards vesting on each anniversary of the Award Date over a five-year term. Upon a Company termination of employment without cause or an employee termination of employment for good reason, to the extent not already vested (i) 50% of the First RSU Award will vest, and (ii) 20% of the Second Award will vest for each year or partial year between the award date and the date of termination. Both awards were contingent upon the satisfaction of certain performance goals, which have subsequently been met. Both awards vest upon a change in control of the Company.

For the purposes of the Adler RSU Agreement, a “change in control” is defined by reference to the Expedia 2005 Plan, under which change in control has substantially the same meaning as under the IAC 2005 Plan, as described above under Mr. Diller’s 2005 Stock Option Agreement. In addition, the agreement provides that a change in control will include termination of the irrevocable proxy held by Mr. Diller to vote shares of Expedia common stock held by Liberty Media or its affiliates, or the acquisition by Liberty Media or its affiliates, of beneficial ownership of equity securities of Expedia, whereby Liberty Media acquires or assumes more than 50% of the voting power of the then outstanding equity securities of Expedia entitled to vote generally on the election of Expedia’s directors.

“Good reason” is defined under the Adler Employment Agreement to mean the occurrence of any of the following without Mr. Adler’s consent: (i) the Company’s material breach of any material provision of the employment agreement, (ii) the material reduction in his title, duties, reporting responsibilities or level of responsibilities as Chief Financial Officer of the Company, (iii) the reduction in his base salary or percentage of discretionary annual target bonus, or (iv) the relocation of his principal place of employment more than 50 miles outside of the Seattle metropolitan area.

“Cause” is defined under the Adler Employment Agreement to mean his (i) plea of guilty or nolo contendere to, conviction for, or the commission of, a felony offense, (ii) material breach of a fiduciary duty owed to the Company, (iii) material breach of any of the covenants made pursuant to the employment agreement, (iv) willful or gross neglect of the material duties required by the employment agreement, or (v) knowing and material violation of any Company policy pertaining to ethics, wrongdoing or conflicts of interest, subject to certain qualifications.

  Kathleen K. Dellplain and Paul Onnen

Ms. Dellplain and Mr. Onnen hold restricted stock units under the Expedia 2005 Plan, which provides that in the event of a change in control of Expedia, the restricted stock units held by officers of the Company (and not the Company’s subsidiaries) with a title of Senior Vice President or above as of the time of the change in control, including Ms. Dellplain and Mr. Onnen, will be considered to be earned and payable in full and any deferral or other restrictions will lapse and such restricted stock units will be settled in cash or shares of Expedia common stock as promptly as practicable.

As of December 31, 2006, Ms. Dellplain held stock options and restricted stock units under the Expedia, Inc. Amended and Restated 2001 Stock Plan (the “Expedia 2001 Plan”), which provides that in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, all outstanding stock options and restricted stock units will be assumed or an equivalent option or restricted stock unit will be substituted by the successor corporation. In the event the successor corporation refuses to assume or substitute for the awards, any options will become fully exercisable and vested, and any restrictions on restricted stock units will lapse. In addition, in the event of death or disability, the Expedia 2001 Plan provides for the accelerated vesting of stock options that would have otherwise vested within one year of the date of death or termination as a result of the disability. As of February 7, 2007, all options and restricted stock units held by Ms. Dellplain under the Expedia 2001 Plan were vested.

Ms. Dellplain also holds restricted stock units under the IAC 2000 Plan, which provides that in the event of a change in control, the restrictions applicable to restricted stock units granted under that plan and held by Ms. Dellplain will lapse and such restricted stock units will become free of all restrictions and fully vested. Under the IAC 2000 Plan, the definition of a “change of control” has substantially the same meaning as under the IAC 2005 Plan, discussed above under Mr. Diller’s 2005 Stock Option Agreement.

The table below reflects the estimated amount of incremental compensation payable to the Named Executive Officers upon termination of the executive’s employment in the following circumstances: (i) a termination by the Company without cause or by the executive for good reason that is not in connection with a change in control; (ii) a termination by the Company without cause in a fiscal year in which the Company meets the performance goals established by the Compensation Committees; (iii) upon a change in control; (iv) a termination by the Company without cause or by the executive for good reason in connection with a change in control; (v) disability; or (vi) death. The amounts shown assume that the termination was effective as of the last business day of 2006 (i.e., December 29, 2006) and that the price of Expedia common stock upon which certain of the calculations are made was the closing price of $20.98 on The Nasdaq Stock Market on that date. These amounts are estimates of the incremental amounts that would be paid out to the executive upon such terminations. The actual amounts to be paid out can only be determined at the time of the executive’s termination of employment or the change in control, if any.

Estimated Potential Incremental Payments Upon Termination or Change in Control

					Termination
					w/o Cause
		Termination			or for Good
	Termination	w/o Cause			Reason in
	w/o Cause	and Meets	Upon		Connection
	or for Good	Performance	Change in		w/Change in
Name and Benefits(1)	Reason ($)	Goals ($)	Control ($)(2)		Control ($)(2)	Disability ($)	Death ($)

Barry Diller
2005 Stock Options (3)	$0	$0	$0		$0	$0	$0
Total Estimated Incremental Value	0	0	0		0	0	0
Dara Khosrowshahi
IAC 2000 Plan RSUs	3,884,468	0	3,884,468		0	0	0
2006 RSUs	0	12,588,000	8,392,000		8,392,000	0	0
Total Estimated Incremental Value	3,884,468	12,588,000	12,276,468		8,392,000	0	0
Michael B. Adler
Cash Severance	593,750	0	0		0	0	0
2006 First RSU Award	0	889,888	1,779,775		0	0	0
2006 Second RSU Award	0	222,472	1,112,360		0	0	0
Total Estimated Incremental Value	593,750	1,112,360	2,892,135		0	0	0
Kathleen K. Dellplain
IAC 2000 Plan RSUs	0	0	407,578	(4)		0	0
Expedia 2001 Plan Stock Options	0	0	4,426	(4)	0	4,426	4,426
Expedia 2001 Plan RSUs	0	0	69,129		0	0	0
Expedia 2005 Plan RSUs	0	0	349,485		0	0	0
Total Estimated Incremental Value	0	0	830,618		0	4,426	4,426
Paul Onnen
Expedia 2005 Plan RSUs	0	0	748,041		0	0	0
Total Estimated Incremental Value	0	0	748,041		0	0	0

(1)	This table does not reflect potential payments upon termination or change in control relating to awards made to the Named Executive Officers after December 31, 2006. On February 27, 2007, the Section 16 Committee approved restricted stock unit awards to the Named Executive Officers as follows: 92,123 restricted stock units to Mr. Diller; 92,123 restricted stock units to Mr. Khosrowshahi; 39,152 restricted stock units to Mr. Adler; 20,727 restricted stock units to Ms. Dellplain; and 18,424 restricted stock units to Mr. Onnen. The Section 16 Committee also granted 69,091 restricted stock units to Mr. Kaufman and 18,424 restricted stock units to Mr. Norton. These awards were issued under the Expedia 2005 Plan and, for these officers, will vest upon a change in control (a “change in control” is defined by reference to the Expedia 2005 Plan, under which change in control has substantially the same meaning as under the IAC 2005 Plan, as described above under Mr. Diller’s 2005 Stock Option Agreement). Further information on these awards is included in the section titled “2007 Grants of Plan-Based Awards” above.

(2)	Some of our plans provide benefits to the Named Executive Officers in the event of a change in control, whether or not the executive’s employment also is terminated. The amounts to which the executive would be entitled in that event are reflected in the column captioned “Upon Change in Control.” If an executive’s employment also is terminated in connection with a change in control, the additional amounts to which the executive would be entitled as a result of such termination are reflected in the column captioned “Termination w/o Cause or for Good Reason in Connection w/ Change in Control.”

(3)	Mr. Diller holds unvested options to purchase 2,400,000 shares of Expedia common stock with an exercise price of $28.49 per share and options to purchase 1,400,000 shares of Expedia common stock with an exercise price of $38.35 per share. The closing price of Expedia common stock, as reported on The Nasdaq Stock Market on December 29, 2006, was $20.98 per share and therefore the value of Mr. Diller’s unvested options as of December 29, 2006 is reported above as $0 because the exercise price of each option was higher than the closing price of our common stock on The Nasdaq Stock Market on that date.

(4)	Presumes that, in addition to a merger of Expedia with or into another corporation, or the sale of substantially all of the assets of Expedia, the successor corporation also refuses to assume this award or substitute an equivalent stock option or restricted stock unit, as applicable.

  Mark Gunning Resignation

In connection with Mark Gunning’s resignation as Executive Vice President and Chief Financial Officer effective May 15, 2006, 4,509 restricted stock units held by Mr. Gunning were accelerated and became fully vested as of the date of his last day of employment with the Company. The aggregate value of the accelerated vesting of Mr. Gunning’s restricted stock unit awards was $65,381 ($14.50 per share value based on the closing price of Expedia common stock on The Nasdaq Stock Market on May 15, 2006, multiplied by 4,509 shares).

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2006, relating to Expedia’s equity compensation plans pursuant to which grants of stock options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

	Number of			Number of Securities
	Securities to be			Remaining Available
	Issued Upon		Weighted-Average	for Future Issuance
	Exercise of		Exercise Price of	Under Equity
	Outstanding		Outstanding	Compensation Plans
	Options, Warrants		Options, Warrants	(Excluding Securities
	and Rights		and Rights	Reflected in Column (A))
Plan Category	(A)(1)		(B)(2)	(C)

Equity compensation plans approved by security holders(3)	4,765,460	(4)	—	7,111,515
Equity compensation plans not approved by security holders(5)	0		—	100,000
Total	4,765,460	(4)	—	7,211,515

(1)	Information excludes the following securities, which represent IAC equity-based compensation awards that were converted into Expedia equity-based awards on the effective date of the Spin-Off: (i) 23,132,634 securities with a weighted-average exercise price of $16.52 to be issued upon the exercise of outstanding stock options, (ii) 1,174,499 securities with a weighted-average exercise price of $11.93 per equivalent share to be issued in connection with outstanding warrants to purchase common stock, and (iii) 2,754,986 securities issuable in connection with restricted stock units for which there is no related exercise price.

(2)	With the exception of one grant of 50,000 stock appreciation rights, only restricted stock units have been granted under the 2005 Incentive Plan. Restricted stock units and stock appreciation rights do not have an associated exercise price.

(3)	The 2005 Incentive Plan.

(4)	Does not include shares underlying restricted stock units granted in 2007.

(5)	The Expedia Deferred Compensation Plan for Non-Employee Directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

In general, the Company will enter into or ratify a “related person transaction” only when it has been approved by the Audit Committee of the Board of Directors. Related persons include the Company’s executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). When a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of the Company and its stockholders.

The legal and accounting departments work with business units throughout the Company to identify potential related person transactions prior to execution. In addition, the Company takes the following steps with regard to related person transactions:

•	On an annual basis, each director, director nominee and executive officer of the Company completes a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with the Company during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.

•	Each director, director nominee and executive officer is expected to promptly notify the Company’s legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which the Company participates.

•	The Company performs a quarterly search of its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.

•	Any reported transaction that the Company’s legal department determines may qualify as a related person transaction is referred to the Audit Committee.

If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of the Company and its stockholders.

Related Person Transactions

Relationships With Officers and Directors

Subject to the terms of a Stockholders Agreement between Mr. Diller and Liberty Media, Mr. Diller holds an irrevocable proxy to vote shares of Expedia common stock and Class B common stock beneficially owned by Liberty Media. By virtue of the proxy, as well as through shares owned by Mr. Diller directly, Mr. Diller is effectively able to control the outcome of all matters submitted to a vote or for the consent of Expedia’s stockholders (other than with respect to the election by the holders of Expedia common stock of 25% of the members of Expedia’s Board of Directors and matters as to which Delaware law requires a separate class vote).

Mr. Diller is also the chairman and chief executive officer of IAC, and through similar arrangements between Mr. Diller and Liberty Media, Mr. Diller is effectively able to control the outcome of all matters submitted to a vote or for the consent of IAC’s stockholders (other than with respect to the election by the holders of IAC common stock of 25% of the members of IAC’s Board of Directors and matters as to which Delaware law requires a separate class vote).

Relationships Between Expedia and IAC Relating to Spin-Off

In connection with the Spin-Off, Expedia and IAC entered into various agreements, including, among others, a separation agreement, a tax sharing agreement, an employee matters agreement and a transition services agreement. Copies of each of these agreements were filed as exhibits to Expedia’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

Under the transition services agreement, IAC agreed to provide certain assistance and services to Expedia on an interim, transitional basis, which during 2006 consisted primarily of assistance with governmental affairs and the leasing of certain office space by IAC to Expedia, among other assistance and services. Charges for assistance and services provided pursuant to this agreement are on a cost plus fixed percentage or hourly basis, as applicable. Expedia paid IAC approximately $380,000 for assistance and services provided by IAC pursuant to this agreement for 2006.

In connection with the Spin-Off, Expedia and IAC also entered into certain other arrangements, including arrangements regarding the sharing of certain costs and the use and ownership of certain aircraft and various commercial agreements, including distribution and services agreements and an agreement regarding the provision and use of certain advertising time, which are described below.

Cost-Sharing Arrangements.  In connection with the Spin-Off, Expedia and IAC agreed, in light of Mr. Diller’s senior role at both companies and his anticipated use of certain resources to the benefit of both companies, that certain expenses associated with such usage would be shared equally through the end of 2006. These expenses include certain of Mr. Diller’s business expenses, costs for equipment dedicated to Mr. Diller’s use and expenses relating to Mr. Diller’s support staff, as well as certain other costs. In addition, Expedia and IAC agreed that costs incurred by Expedia in connection with the provision of certain personal benefits to Mr. Diller would also be shared through the end of 2006. Payments by Expedia to IAC pursuant to these arrangements were approximately $460,000 for 2006, which amount does not include Expedia’s share of costs attributable to Mr. Diller’s personal use of Company aircraft. It is anticipated that for 2007, the cost sharing arrangements will be amended so that Expedia and IAC will cover 35% and 65% of these costs, respectively.

Aircraft Agreements.  In connection with the Spin-Off, Expedia and a subsidiary of IAC entered into a time-sharing agreement, pursuant to which Expedia used an aircraft jointly owned by a subsidiary of IAC and an affiliate of Mr. Diller. Pursuant to the time sharing arrangement, Expedia paid IAC the maximum amount permitted under applicable Federal Aviation Association regulations for use of the aircraft, or roughly two times the actual fuel cost incurred in such usage, plus certain enumerated out-of-pocket expenses. Operating costs were pro-rated based on actual business usage by each company. This time sharing agreement expired in August 2006. Payments made by Expedia for use of this aircraft for Expedia business and its share of costs attributable to Mr. Diller’s personal use of this aircraft for 2006 were approximately $350,000.

Each of Expedia and IAC has a 50% ownership interest in an aircraft that may be used by both companies. Expedia and IAC share equally in capital costs. Operating costs are pro-rated based on actual business usage by each company, which costs are generally paid by each company to third parties in accordance with the terms of the operating agreement. See also footnote (4) to the section above titled “2006 Summary Compensation Table” for information regarding personal use of this aircraft. This aircraft became operational in May 2006. On the fifth anniversary of the Spin-Off and annually thereafter, or at any time when Mr. Diller ceases to serve as Chairman of either Expedia or IAC, IAC will have a call right and Expedia will have a put right with respect to Expedia’s interest in the aircraft, in each case at fair market value. IAC has the right to sell the aircraft on behalf of both parties.

Commercial Agreements.  Since the Spin-Off, Expedia has continued to work with some of IAC’s businesses pursuant to a variety of commercial relationships. These relationships generally include (i) distribution agreements, (ii) service agreements, and (iii) office space lease agreements. Those agreements that, individually or together with similar agreements, include revenues to Expedia in excess of $120,000.

Pursuant to distribution agreements, certain IAC businesses make available inventory and promotional offers from various Expedia travel suppliers, as well as travel content and commerce links from an Expedia business. Certain Expedia businesses make commerce links, select ticketing and resort inventory and discount programs offered by various IAC businesses available to their customers. Distribution agreements typically involve the payment of fees (usually on a fixed, per transaction, revenue share or commission basis) from the party seeking distribution of the product or service to the party that is providing the distribution. Services agreements primarily involve call center support and advertising sales services provided by IAC businesses, as well as private-label travel services provided by Expedia businesses.

In 2006, aggregate amounts paid by Expedia to IAC businesses pursuant to commercial agreements, primarily for call center services and, to a lesser extent, advertising services, were approximately $30.1 million. Aggregate payments received by Expedia from IAC businesses during this period pursuant to commercial agreements, primarily for advertising services and in connection with the participation by Expedia businesses in certain discount programs, were approximately $1.9 million.

Advertising Agreement.  Prior to the Spin-Off, IAC provided certain Expedia subsidiaries with advertising time, primarily on the USA and Sci Fi cable channels, without any cash cost, pursuant to existing agreements with these subsidiaries.

In connection with the Spin-Off, IAC agreed that Expedia was entitled to approximately $17.1 million from the remaining advertising time available to IAC from Universal through its 2001 media agreement. This advertising time, which expires in 2007, may be used by Expedia subject to maximum annual dollar thresholds. Expedia used approximately $9.6 million of this advertising time in 2006, and as of December 31, 2006, had approximately $50,000 remaining.

Other Transactions Between Expedia and IAC

In the fourth quarter of 2006, eLong, a majority-owned public company subsidiary of Expedia, sold certain assets to a subsidiary of IAC for a sale price of $14.6 million. The transaction was approved by eLong’s Audit Committee.

Relationships Between Expedia and Liberty Media Corporation

In connection with the Spin-Off, Liberty Media, Expedia and Mr. Diller entered into the Governance Agreement, pursuant to which Liberty Media has the right to nominate up to two individuals for election to the Board, and has certain other rights regarding committee participation, so long as certain stock ownership requirements applicable to Liberty Media are satisfied. The Governance Agreement also provides Liberty Media preemptive rights that generally entitle it to purchase a number of Expedia common shares so that, if Expedia issues or proposes to issue shares of Expedia common stock or Expedia Class B common stock, Liberty Media will maintain the same percentage ownership interest in Expedia that Liberty Media held immediately prior to such issuance or proposed issuance.

Relationship Between Expedia and Microsoft

During 2006, the Microsoft Corporation beneficially owned more than 5% of Expedia common stock. On February 16, 2007, Microsoft filed an amendment to its Schedule 13G originally filed with the SEC on February 14, 2006, indicating that it was no longer a beneficial owner of more than 5% of Expedia common stock.

Expedia has entered into a series of commercial agreements with Microsoft, which generally relate to the adoption of Microsoft technology, software and functionality, branding and advertising, including an agreement that maintains Expedia’s presence as the provider of travel shopping services on MSN.com and several international MSN websites. Expedia believes that the terms of these agreements are commercially appropriate. Total fees paid to Microsoft by Expedia with respect to these arrangements in 2006 were approximately $26.5 million. In the ordinary course of business, and otherwise from time to time, Expedia may determine to enter into other commercial arrangements with Microsoft and its affiliates.

Prior to November 1999, Microsoft owned 100% of Expedia’s outstanding common stock. Concurrent with Expedia’s separation from Microsoft, Expedia entered into a number of agreements with Microsoft to facilitate the separation.

Currently, Expedia has a tax allocation agreement where Expedia must pay Microsoft for a portion of the tax savings resulting from the exercise of certain stock options. As of December 31, 2006, Expedia had realized $6.0 million of tax savings on its tax return, and remitted an equivalent amount to Microsoft during the fourth quarter of 2006.

ANNUAL REPORTS

Expedia’s Annual Report to Stockholders for 2006, which includes Expedia’s Annual Report on Form 10-K for the year ended December 31, 2006 (not including financial schedules and exhibits), was distributed to stockholders with this Proxy Statement. Upon written request to Expedia, Inc., Attention: Corporate Secretary, 3150 139th Avenue S.E., Bellevue, Washington 98005, Expedia will provide without charge an additional copy of Expedia’s 2006 Annual Report on Form 10-K. Expedia will furnish any exhibit contained in the Annual Report on Form 10-K upon payment of a reasonable fee. Stockholders may also receive a copy of the Annual Report on Form 10-K (including financial schedules and exhibits) by accessing Expedia’s corporate website at www.expediainc.com or the SEC’s website at www.sec.gov.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE
2008 ANNUAL MEETING

Stockholders who intend to have a proposal considered for inclusion in Expedia’s proxy materials for presentation at the 2008 annual meeting of stockholders must submit the proposal to Expedia no later than January 2, 2008 at its principal executive offices at 3150 139th Avenue S.E., Bellevue, Washington 98005, Attention: Corporate Secretary. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2008 annual meeting of stockholders without inclusion of the proposal in Expedia’s proxy materials are required to provide notice of such proposal to Expedia at its principal executive offices no later than March 21, 2008. Expedia reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The Board of Directors has no knowledge of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is the intention of the persons designated in the proxy to vote on them according to their best judgment.

YOUR VOTE IS VERY IMPORTANT.  THE BOARD OF DIRECTORS ENCOURAGES YOU TO SUBMIT A PROXY FOR YOUR STOCK BY MARKING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

If you have any questions or need assistance in voting your stock, please contact MacKenzie Partners, Inc. at their toll-free number, 1-800-322-2885.

Bellevue, Washington
May 1, 2007

Appendix A

EXPEDIA, INC.
2005 STOCK AND ANNUAL INCENTIVE PLAN

SECTION 1.  PURPOSE; DEFINITIONS

The purpose of this Plan is (a) to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock and incentive plan granting new Awards to provide incentives directly linked to shareholder value and (b) to assume and govern other awards pursuant to the adjustment of awards granted under any IAC Long Term Incentive Plan (as defined in the Employee Matters Agreement) in accordance with the terms of the Employee Matters Agreement (“Adjusted Awards”). Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “AFFILIATE” means a corporation or other entity controlled by, controlling or under common control with, the Company.

(b) “APPLICABLE EXCHANGE” means Nasdaq or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(c) “AWARD” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or other stock-based award granted or assumed pursuant to the terms of this Plan including Adjusted Awards.

(d) “AWARD AGREEMENT” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(e) “BOARD” means the Board of Directors of the Company.

(f) “BONUS AWARD” means a bonus award made pursuant to Section 9.

(g) “CAUSE” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or NOLO CONTENDERE to, or conviction for, the commission of a felony offense by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliates; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to DE NOVO review.

(h) “CHANGE IN CONTROL” has the meaning set forth in Section 10(b).

(i) “CODE” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j) “COMMISSION” means the Securities and Exchange Commission or any successor agency.

(k) “COMMITTEE” has the meaning set forth in Section 2(a).

(l) “COMMON STOCK” means common stock, par value $.001 per share, of the Company.

(m) “COMPANY” means Expedia, Inc., a Delaware corporation or its successor.

(n) “DISABILITY” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, “Disability” as determined by the Committee.

(o) “DISAFFILIATION” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(p) “EBITA” means for any period, operating profit (loss) plus (i) amortization, including goodwill impairment, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iii) disengagement expenses, (iv) restructuring charges, (v) non cash write-downs of assets or goodwill, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.

(q) “EBITDA” means for any period, operating profit (loss) plus (i) depreciation and amortization, including goodwill impairment, (ii) amortization of cable distribution fees, (iii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iv) disengagement expenses, (v) restructuring charges, (vi) non cash write-downs of assets or goodwill, (vii) charges relating to disposal of lines of business, (viii) litigation settlement amounts and (ix) costs incurred for proposed and completed acquisitions.

(r) “ELIGIBLE INDIVIDUALS” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates.

(s) “EMPLOYEE MATTERS AGREEMENT” means the Employee Matters Agreement by and between IAC and the Company dated as of August 9, 2005.

(t) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(u) “FAIR MARKET VALUE” means, unless otherwise defined in an Award Agreement, if the Common Stock is listed on a national securities exchange, as of any given date, the closing price for the Common Stock on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.

(v) “FREE-STANDING SAR” has the meaning set forth in Section 5(b).

(w) “GRANT DATE” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, (ii) such later date as the Committee shall provide in such resolution or (iii) the initial date on which an Adjusted Award was granted under the IAC Long Term Incentive Plan.

(x) “IAC” means IAC/InterActiveCorp, a Delaware corporation.

(y) “INCENTIVE STOCK OPTION” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(z) “INDIVIDUAL AGREEMENT” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(aa) “NONQUALIFIED OPTION” means any Option that is not an Incentive Stock Option.

(bb) “OPTION” means an Award described under Section 5.

(cc) “PARTICIPANT” means an Eligible Individual to whom an Award is or has been granted.

(dd) “PERFORMANCE GOALS” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units or Bonus Awards or other stock-based awards. In the case of Qualified-Performance Based Awards that are intended to qualify under Section 162(m)(4), (i) such goals shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total shareholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any subsidiary, division or department of the Company that are intended to qualify under Section 162(m)(4)(c) of the Code and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries.

(ee) “PLAN” means this Expedia, Inc. 2005 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

(ff) “PLAN YEAR” means the calendar year or, with respect to Bonus Awards, the Company’s fiscal year if different.

(gg) “QUALIFIED PERFORMANCE-BASED AWARD” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(hh) “RESTRICTED STOCK” means an Award described under Section 6.

(ii) “RESTRICTED STOCK UNITS” means an Award described under Section 7.

(jj) “RETIREMENT” means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant’s attainment of age 65.

(kk) “SECTION 162(M) EXEMPTION” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(ll) “SEPARATION” has the meaning set forth in the Employee Matters Agreement.

(mm) “SHARE” means a share of Common Stock.

(nn) “STOCK APPRECIATION RIGHT” has the meaning set forth in Section 5(b).

(oo) “SUBSIDIARY” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(pp) “TANDEM SAR” has the meaning set forth in Section 5(b).

(qq) “TERM” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(rr) “TERMINATION OF EMPLOYMENT” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of, the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. For the avoidance of doubt, the Separation shall not constitute a Termination of Employment for purposes of any Adjusted Award.

SECTION 2.  ADMINISTRATION

(a) COMMITTEE.  The Plan shall be administered by the Compensation/Benefits Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan and the Employee Matters Agreement (including the original terms of the grant of the Adjusted Award):

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, or any combination thereof, are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v) subject to Section 12, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(viii) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(ix) to otherwise administer the Plan.

(b) PROCEDURES.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii) Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) DISCRETION OF COMMITTEE.  Subject to Section 1(g), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d) AWARD AGREEMENTS.  The terms and conditions of each Award, as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3.  COMMON STOCK SUBJECT TO PLAN

(a) PLAN MAXIMUMS.  The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be the sum of (a) the number of Shares that may be issuable upon exercise or vesting of the Adjusted Awards and (b) 12,000,000. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

(b) INDIVIDUAL LIMITS.  No Participant may be granted Awards covering in excess of 8,000,000 Shares during the term of the Plan; PROVIDED, that Adjusted Awards shall not be subject to this limitation.

(c) RULES FOR CALCULATING SHARES DELIVERED.

(i) With respect to Awards other than Adjusted Awards, to the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan.

(ii) With respect to Awards other than Adjusted Awards, if the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a). To the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).

(d) ADJUSTMENT PROVISION.  Subject to the provisions of Section 3(e), in the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, payment of cash dividends other than an ordinary dividend or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon Awards and upon the grants to individuals of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). Any adjustment under this Section 3(d) need not be the same for all Participants.

(e) SECTION 409A.  Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 3(d) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.

SECTION 4.  ELIGIBILITY

Awards may be granted under the Plan to Eligible Individuals and, with respect to Adjusted Awards, in accordance with the terms of the Employee Matters Agreement; PROVIDED, HOWEVER, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code) and, with respect to Adjusted Awards that are intended to qualify as incentive stock options within the meaning of Section 421 of the Code, in accordance with the terms of the Employee Matters Agreement.

SECTION 5.  OPTIONS AND STOCK APPRECIATION RIGHTS

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Employee Matters Agreement and the terms of the Adjusted Award assumed under the Employee Matters Agreement:

(a) TYPES OF OPTIONS.  Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

(b) TYPES AND NATURE OF STOCK APPRECIATION RIGHTS.  Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) TANDEM SARS.  A Tandem SAR may be granted at the Grant Date of the related Option or, in the case of a related Nonqualified Option, at any time after the Grant Date thereof while the related Nonqualified Option remains outstanding. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) EXERCISE PRICE.  The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

(e) TERM.  The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date in the case of an Incentive Stock Option.

(f) VESTING AND EXERCISABILITY.  Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Free-Standing SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Free-Standing SAR.

(g) METHOD OF EXERCISE.  Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Option administrator specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised; PROVIDED, HOWEVER, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Free-Standing SAR relating to no less than the lesser of the number of Shares then subject to such Option or Free-Standing SAR or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i) Payments may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); PROVIDED, HOWEVER, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

(ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii) Payment may be made by instructing the Committee to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(h) DELIVERY; RIGHTS OF SHAREHOLDERS.  No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(k) below, the applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

(i) TERMINATIONS OF EMPLOYMENT.  Subject to Section 10(c), a Participant’s Options and Stock Appreciation Rights shall be forfeited upon such Participant’s Termination of Employment, except as set forth below:

(i) Upon a Participant’s Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

(ii) Upon a Participant’s Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;

(iii) Upon a Participant’s Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;

(iv) Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

(v) Notwithstanding the above provisions of this Section 5(i), if a Participant dies after such Participant’s Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(i)(v).

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; PROVIDED, HOWEVER, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.

(j) NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS.  No Option or Free-Standing SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Free-Standing SAR, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(j), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; PROVIDED, HOWEVER, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

(k) DEFERRAL OF OPTION SHARES.  The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the Shares subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(g), a Participant who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to such Participant with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6.  RESTRICTED STOCK

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Employee Matters Agreement and the terms of the Adjusted Award assumed under the Employee Matters Agreement:

(a) NATURE OF AWARDS AND CERTIFICATES.  Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Expedia, Inc. 2005 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Expedia, Inc.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b) TERMS AND CONDITIONS.  Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to Section 11(b), the Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(iii) Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv) Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; PROVIDED, HOWEVER, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.

(v) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7.  RESTRICTED STOCK UNITS

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Employee Matters Agreement and the terms of the Adjusted Award assumed under the Employee Matters Agreement:

(a) NATURE OF AWARD.  Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, either by delivery of Shares to the Participant or by the payment of cash based upon the Fair Market Value of a specified number of Shares.

(b) TERMS AND CONDITIONS.  Restricted Stock Units shall be subject to the following terms and conditions:

(i) The Committee may, in connection with the grant of Restricted Stock Units, designate them as Qualified Performance-Based Awards, in which event it shall condition the grant or vesting thereof upon the attainment of Performance Goals. If the Committee does not designate Restricted Stock Units as Qualified Performance-Based Awards, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether Restricted Stock Units are Qualified Performance-Based Awards, the Committee may also condition the vesting thereof upon the continued service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to Section 11(b), the Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

(iv) Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; PROVIDED, HOWEVER, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock Units.

SECTION 8.  OTHER STOCK-BASED AWARDS

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.

SECTION 9.  BONUS AWARDS

(a) DETERMINATION OF AWARDS.  The Committee shall determine the total amount of Bonus Awards for each Plan Year or such shorter performance period as the Committee may establish in its sole discretion. Prior to the beginning of the Plan Year or such shorter performance period as the Committee may establish in its sole discretion (or such later date as may be prescribed by the Internal Revenue Service under Section 162(m) of the Code), the Committee shall establish Performance Goals for Bonus Awards for the Plan Year or such shorter period; PROVIDED, that such Performance Goals may be established at a later date for Participants who are not “covered employees” (within the meaning of Section 162(m)(3) of the Code). Bonus amounts payable to any individual Participant with respect to a Plan Year will be limited to a maximum of $10 million. For performance periods that are shorter than a Plan Year, such $10 million maximum may be pro-rated to the extent provided by the Committee. To the extent provided by the Committee, a Participant may elect to defer receipt of amounts payable under a Bonus Award for a specified period, or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee.

(b) PAYMENT OF AWARDS.  Bonus Awards under the Plan shall be paid in cash or in shares of Common Stock (valued at Fair Market Value as of the date of payment) as determined by the Committee, as soon as practicable following the close of the Plan Year or such shorter performance period as the Committee may establish. The Bonus Award for any Plan Year or such shorter performance period to any Participant may be reduced or eliminated by the Committee in its discretion.

SECTION 10.  CHANGE IN CONTROL PROVISIONS

(a) IMPACT OF EVENT/SINGLE TRIGGER.  Unless otherwise provided in the applicable Award Agreement, and with respect to Adjusted Awards only, to the extent specified in an Award Agreement or the applicable IAC Long Term Incentive Plan (it being understood that any reference in a “change in control,” “change of control” or similar definition of an Award Agreement or the applicable IAC Long Term Incentive Plan for any such Adjusted Award shall be deemed to refer to a “change in control,” “change of control” or similar transaction with respect to the Company (as successor to the originally-referenced entity) for such Adjusted Award assumed hereunder), notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control, with respect to Awards held by officers of the Company (and not the Company’s Subsidiaries) with a title of Senior Vice President or above as of immediately prior to the Change in Control, and with respect to all other Participants solely to the extent provided in the applicable Award Agreement:

(i) any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable; and

(iii) all Restricted Stock Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable in (subject to Section 3(d)) the form set forth in the applicable Award Agreement.

(b) DEFINITION OF CHANGE IN CONTROL.  Except as otherwise may be provided in an applicable Award Agreement, and subject to Section 14(k)(ii), for purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i) The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Barry Diller, Liberty Media Corporation, and their respective Affiliates (a “PERSON”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “OUTSTANDING COMPANY VOTING SECURITIES”); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(ii) Individuals who, as of the Effective Date, constitute the Board (the “INCUMBENT BOARD”) cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “BUSINESS COMBINATION”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Barry Diller, Liberty Media Corporation, and their respective Affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, the Separation shall not constitute a Change in Control.

(c) IMPACT OF EVENT/DOUBLE TRIGGER.  Unless otherwise provided in the applicable Award Agreement, and with respect to Adjusted Awards only, to the extent specified in an Award Agreement, notwithstanding any other provision of this Plan to the contrary, upon a Participant’s Termination of

Employment, during the two-year period following a Change in Control, by the Company other than for Cause or Disability or by the Participant for Good Reason (as defined below):

(i) any Options and Stock Appreciation Rights outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control (including any Options and Stock Appreciation Rights that became vested pursuant to Section 10(a)) shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(c) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or Stock Appreciation Right;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

(iii) all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable in (subject to Section 3(d)) the form set forth in the applicable Award Agreement.

(d) For purposes of this Section 10, “Good Reason” means (i) “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, without the Participant’s prior written consent: (A) a reduction in the Participant’s rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant’s principal place of business more than 35 miles from the city in which such Participant’s principal place of business was located immediately prior to the Change in Control or (C) a material and demonstrable adverse change in the nature and scope of the Participant’s duties from those in effect immediately prior to the Change in Control.

SECTION 11.  QUALIFIED PERFORMANCE-BASED AWARDS; SECTION 16(B)

(a) The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

(b) Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; PROVIDED, HOWEVER, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Participant or a Termination of Employment by the Company without Cause or by the Participant for “good reason” (as such term may be defined in any applicable Award Agreement) or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption as of the Grant Date, and (ii) the provisions of Section 10 shall apply notwithstanding this Section 11(b).

(c) The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d) The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 12.  TERM, AMENDMENT AND TERMINATION

(a) EFFECTIVENESS.  The Plan shall be effective as of the date (the “Effective Date”) it is adopted by the Board, subject to the approval by the holders of at least a majority of the voting power represented by outstanding capital stock of the Company that is entitled generally to vote in the election of directors.

(b) TERMINATION.  The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c) AMENDMENT OF PLAN.  The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d) AMENDMENT OF AWARDS.  Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (i) cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or (ii) without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 13.  UNFUNDED STATUS OF PLAN

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; PROVIDED, HOWEVER, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 14.  GENERAL PROVISIONS

(a) CONDITIONS FOR ISSUANCE.  The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) ADDITIONAL COMPENSATION ARRANGEMENTS.  Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) NO CONTRACT OF EMPLOYMENT.  The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) REQUIRED TAXES.  No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) LIMITATION ON DIVIDEND REINVESTMENT AND DIVIDEND EQUIVALENTS.  Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

(f) DESIGNATION OF DEATH BENEFICIARY.  The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g) SUBSIDIARY EMPLOYEES.  In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.

(h) GOVERNING LAW AND INTERPRETATION.  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i) NON-TRANSFERABILITY.  Except as otherwise provided in Section 5(j) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j) FOREIGN EMPLOYEES AND FOREIGN LAW CONSIDERATIONS.  The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k) SECTION 409A SAVINGS CLAUSE.

(i) It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.

(ii) The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.

(iii) Following a Change in Control, no action shall be taken under the Plan that will cause any Award that the Committee has previously determined is subject to Section 409A of the Code to fail to comply in any respect with Section 409A of the Code without the written consent of the Participant.

(l) EMPLOYEE MATTERS AGREEMENT.  Notwithstanding anything in this Plan to the contrary, to the extent that the terms of this Plan are inconsistent with the terms of an Adjusted Award, the terms of the Adjusted Award shall be governed by the Employee Matters Agreement, the applicable IAC Long-Term Incentive Plan and the award agreement granted thereunder.

EXPEDIA, INC.	YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE			MAIL

https://www.proxyvotenow.com/exe			1-866-818-9357

• Go to the website address listed above.	OR	•	Use any touch-tone telephone.	OR	•	Mark, sign and date your proxy card.
• Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
• Follow the simple instructions that appear on your computer screen		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.
Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

1-866-818-9357
CALL TOLL-FREE TO VOTE

☐	▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

(Please, sign, date and return this proxy in the enclosed postage prepaid envelope.)	☒ Votes must be indicated (x) in Black or Blue ink.
EXPEDIA, INC.’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3

1. ELECTION OF DIRECTORS

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	†EXCEPTIONS	☐

Nominees:	01 A. George “Skip” Battle*, 02 Simon J. Breakwell, 03 Barry Diller,
04 Jonathan L. Dolgen, 05 William R. Fitzgerald, 06 David Goldhill*,
07 Victor A. Kaufman, 08 Peter M. Kern*, 09 Dara Khosrowshahi,
10 John C. Malone
*To be voted upon by the holders of Common Stock voting as a separate class.
All nominees will serve a term of one year or until their respective successors shall have been duly elected and qualified.
†(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and strike a line through that nominee’s name.)

Please sign exactly as the name appears on the proxy.
Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF THE EXPEDIA, INC. 2005 STOCK AND ANNUAL INCENTIVE PLAN.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE REGISTERED COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.	☐	☐	☐

4.	SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

To include any comments, please mark this box.	☐	To change your address, please mark this box.	☐

S C A N L I N E

Date	Signature	Signature (Joint Owners)

EXPEDIA, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EXPEDIA, INC. IN CONNECTION WITH THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD JUNE 6, 2007
     The undersigned stockholder of Expedia, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2007 and hereby appoints each of Dara Khosrowshahi and Burke F. Norton proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Expedia, Inc. to be held on Wednesday, June 6, 2007, at 8:00 a.m. local time, at 8800 West Sunset Boulevard, West Hollywood, California 90069, and at any adjournments or postponements thereof, and to vote all shares of Common Stock, Class B Common Stock and/or Series A Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

(See reverse side)	EXPEDIA, INC. C/O THE BANK OF NEW YORK SHAREHOLDER SERVICES P.O. BOX 11386 NEW YORK, N.Y. 10203-0386